UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

SCOTTISH RE GROUP LIMITED
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies:

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5.	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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4.	Date Filed:

Scottish Re Group Limited
P.O. Box HM 2939
Crown House, Second Floor
4 Par-la-Ville Road
Hamilton HM 08, Bermuda

June 22, 2007

Dear Shareholders:

You are cordially invited to attend the Annual General Meeting of Shareholders of Scottish Re Group Limited to be held at the offices of Scottish Re Group Limited at Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, on July 18, 2007, at 11:00 a.m., Bermuda time.

The attached Notice of Annual General Meeting and Proxy Statement describes fully the formal business to be transacted at the Annual General Meeting. During the Annual General Meeting, shareholders will consider and vote upon the election of eleven directors, the approval of the 2007 Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

Certain directors and officers will be present at the Annual General Meeting and will be available to respond to any questions you may have. We hope you will be able to attend.

We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual General Meeting, you may vote in person even if you have previously mailed a proxy.

Sincerely,
Paul Goldean President and Chief Executive Officer

EACH VOTE IS IMPORTANT. PLEASE ENSURE THAT YOUR VOTE COUNTS BY
COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY.

The date of this proxy statement is June 22, 2007.
The approximate date of mailing for this proxy statement and proxy card(s) is June 22, 2007.

Scottish Re Group Limited
P.O. Box HM 2939
Crown House, Second Floor
4 Par-la-Ville Road
Hamilton HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On July 18, 2007

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Scottish Re Group Limited (the ‘‘Company’’) will be held at the offices of Scottish Re Group Limited at Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, on July 18, 2007 at 11:00 a.m., Bermuda time, for the following purposes:

1.	To elect eleven directors to the Company’s Board of Directors;

2.	To consider and vote upon the approval of the 2007 Stock Option Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007; and

4.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

Information concerning the matters to be acted upon at the Annual General Meeting is set forth in the accompanying Proxy Statement.

The close of business on June 18, 2007 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting or voting in person if you attend the Annual Meeting. Please note that the person designated as your proxy need not be a shareholder.

By order of the Board of Directors,
Paul Goldean President and Chief Executive Officer

Hamilton, Bermuda
June 22, 2007

PROXY STATEMENT

i

Scottish Re Group Limited
P.O. Box HM 2939
Crown House, Second Floor
4 Par-la-Ville Road
Hamilton HM 08, Bermuda

PROXY STATEMENT
For
ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On July 18, 2007
GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being mailed?

A:	This Proxy Statement of Scottish Re Group Limited (the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’) will first be mailed on or about June 22, 2007 to our shareholders by the Board of Directors (the ‘‘Board’’) to solicit proxies for use at the Annual General Meeting of Shareholders.

Q:	When is the Annual General Meeting and where will it be held?

A:	The Annual General Meeting will be held on July 18, 2007 at 11:00 a.m., Bermuda time at the offices of Scottish Re Group Limited at Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

Q:	Who is asking for my vote at the meeting?

A:	Our Board asks that you vote on the proposals listed in the Notice of the Annual General Meeting of Shareholders. The votes will be taken at the Annual General Meeting on July 18, 2007, or, if the Annual General Meeting is adjourned, at any later meeting. Our Board recommends that you vote ‘‘FOR’’ each of the proposals.

Q:	Who may attend the Annual General Meeting?

A:	All shareholders of the Company may attend the Annual General Meeting. Shareholders entitled to attend and vote at the above meeting are entitled to appoint one or more proxies to attend and vote in their place. A proxy need not be a shareholder of the Company.

Q:	Who is entitled to vote?

A:	Shareholders as of the close of business on June 18, 2007 (the ‘‘Record Date’’) are entitled to vote at the Annual General Meeting. Each ordinary share is entitled to one vote subject to certain adjustments that may be made under our Articles of Association.

Q:	What am I being asked to vote on?

A:	You will be voting on:

1.	The election of eleven directors to the Board;

2.	The approval of the 2007 Scottish Re Group Limited Stock Option Plan (the ‘‘2007 Stock Option Plan’’);

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007; and

4.	Such other business as may properly come before the Annual General Meeting or any adjournments thereof.

Q:	How do I vote?

A:	You may vote by either attending the Annual General Meeting and voting in person or by appointing a proxy by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual General Meeting, you may revoke your proxy by voting in person.

All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:

•	‘‘FOR’’ the election of each of the eleven persons identified in ‘‘Proposals for Election of Directors’’ as nominees for election as directors of the Company;

•	‘‘FOR’’ the approval of the 2007 Stock Option Plan;

•	‘‘FOR’’ the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2007; and

•	At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual General Meeting.

Where a shareholder has properly specified how a proxy is to be voted, it will be voted by the proxy accordingly.

Q:	Can I change my vote after I have returned my proxy card?

A:	Yes. You may revoke your proxy by:

•	providing written notice of revocation at our offices, P.O. Box HM 2939 Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda or to Computershare Investor Services, 1601 Elm Street, Suite 4340, Dallas, Texas 75201 by 5:00 p.m. (Bermuda time) on July 17, 2007; or

•	attending the Annual General Meeting and voting in person.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are held in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:	My ordinary shares are held in ‘‘street name.’’ Will my broker vote my shares at the meeting?

A:	Your broker may have discretion to vote your ordinary shares on the ordinary resolutions if you do not provide the broker with instructions. You should follow the directions provided by your broker(s) regarding how to provide voting instructions for your shares held in street name.

Q:	Who will count the vote?

A:	Representatives of Computershare Investor Services, our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum for the Annual General Meeting?

A:	As of the Record Date, we had 68,383,370 ordinary shares issued, outstanding and entitled to vote at the Annual General Meeting. In addition, the Investors (as defined below) collectively hold 1,000,000 of our convertible preferred shares, which, as of the Record Date, are convertible into 150,000,000 of our ordinary shares, subject to adjustment. The Investors may vote these preferred shares at the Annual General Meeting on an as-converted basis, representing 68.7% of the voting power of all of our shareholders entitled to vote at the meeting. The presence, in person or by proxy, of members holding at least fifty percent (50%) of the issued and outstanding shares entitled to vote at the Annual General Meeting will constitute a quorum for a general meeting called for the purposes of approval of the election of directors, approval of the 2007 Stock Option Plan and the ratification of appointment of our independent registered public accounting firm. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum.

Q:	What is the required vote for election of each director?

A:	The required vote for election of each director is the affirmative vote by ordinary resolution of the holders of at least a majority of such shares as, being entitled to do so, vote in person or by proxy at the Annual General Meeting where a quorum is present in person or by proxy.

Q:	What is the required vote for approval of the 2007 Stock Option Plan?

A:	The required vote for approval of the 2007 Stock Option Plan is the affirmative vote by ordinary resolution of the holders of at least a majority of such shares as, being entitled to do so, vote in person or by proxy at the Annual General Meeting where a quorum is present in person or by proxy, provided that the total votes cast represent over fifty percent in interest of all shares entitled to vote on the proposal, as required under the shareholder approval rules of the New York Stock Exchange. For purposes of determining whether the total votes cast represent over fifty percent in interest of all securities entitled to vote, abstentions will count as shares cast and broker non-votes will not count as votes cast.

Q:	What is the required vote for ratification of the independent registered public accounting firm?

A:	The required vote for the ratification of the independent registered public accounting firm is the affirmative vote by ordinary resolution of the holders of at least a majority of such shares as, being entitled to do so, vote in person or by proxy at the Annual General Meeting where a quorum is present in person or by proxy.

Q:	Who is the Company’s independent registered public accounting firm?

A:	Our Board has selected Ernst & Young LLP as the independent registered public accounting firm to examine the Company’s accounts for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual General Meeting. Such representatives may make a statement if they desire to do so and will be available to answer appropriate questions.

Q:	Are there other matters to be acted upon at the Annual General Meeting?

A:	We do not know of any other matters to be presented or acted upon at the Annual General Meeting. If any other matter is presented at the Annual General Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

Q:	How much did this proxy solicitation cost?

A:	Georgeson Shareholder Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of US $5,500 plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of ordinary shares. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q:	When are shareholder proposals for inclusion in the proxy statement for the 2008 Annual General Meeting due?

A:	In order to be considered for inclusion in the proxy statement for the 2008 Annual General Meeting of Shareholders, shareholder proposals must be in writing and received by February 21, 2008, by Scottish Re Group Limited, P.O. Box HM 2939, Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attn: Secretary. Such proposals, including any accompanying supporting statement, may not exceed 500 words.

Q:	When are nominations of persons for election as Directors or shareholder proposals for presentation at the 2008 Annual General Meeting due?

A:	If you desire to submit a proposal for consideration at a meeting of shareholders, or to nominate persons for election as Directors at any meeting duly called for the election of Directors, written notice of your intent to make such proposal or nomination must be given and received by the Company Secretary at our principal executive office not later than (1) with respect to an Annual General Meeting of Shareholders, sixty (60) days prior to the anniversary date of the immediately preceding Annual General Meeting, and (2) with respect to an Extraordinary General Meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to shareholders.

Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (1) the name and address, as it appears on the books of the Company, of the shareholder who intends to make the proposal or nomination; (2) a representation that the shareholder is a holder of record of the Company’s shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (3) the class and number of shares of the Company’s shares which are beneficially owned by the shareholder. In addition, in the case of a shareholder’s proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual General Meeting you should contact our President and Chief Executive Officer, Paul Goldean, at 441-298-4364.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 1)

The Board is presently comprised of eleven directors divided into three classes: Class I, Class II and Class III. Class I and Class II each consists of four directors and Class III consists of three directors. Each class of directors is generally elected in alternating years with each class serving for a term of three years. Directors generally serve until the Annual General Meeting of Shareholders in the year in which their term expires or until a successor is elected and qualified.

Jeffrey Hughes was named a director by our Board effective June 22, 2006, upon the resignation of William Spiegel, a former director. Mr. Goldean was appointed to our Board, effective August 13, 2006, following the resignation of our former President and Chief Executive Officer, who was also a former director.

Upon the closing of the transactions contemplated by that certain Securities Purchase Agreement, dated November 26, 2006, as amended (the ‘‘Securities Purchase Agreement’’), by and between MassMutual Capital Partners LLC (‘‘MassMutual Capital’’) and SRGL Capital Acquisition, LLC, (collectively, with their respective successors and assigns, the ‘‘Investors’’ ), the Investors are entitled to designate two-thirds of the members of our Board of Directors. Pursuant to such right, Jonathan Bloomer, Christopher Brody, James Butler, James Chapman, Thomas Finke, Robert Joyal, Larry Port, Michael Rollings and Lenard Tessler were elected to the Board of Directors on May 7, 2007.

In addition, for so long as Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant B II-A C.V., Cypress Side-By-Side (Cayman) L.P. and 55th Street Partners II (Cayman) L.P. (collectively, the ‘‘Cypress Entities’’) in the aggregate beneficially own at least 2.5% of the outstanding voting shares of the Company on a fully diluted basis, the Cypress Entities will be entitled to designate at least one individual for election to the board of directors. Such individual shall be approved by the Investors as a designee of the Cypress Entities, such approval not to be unreasonably withheld or delayed, but subject in any event to Investors’ fiduciary duties and applicable law. Jeffrey Hughes is the Cypress Entities’ nominee to our board of directors.

In accordance with our Articles of Association, as each of the eleven nominees named below was elected by the Board, and not by our shareholders, each is required to stand for election by our shareholders at our 2007 Annual General Meeting.

Upon their election, Class I directors will serve until our Annual General Meeting to be held in 2008, Class II directors will serve until our Annual General Meeting to be held in 2009, and Class III directors will serve until our Annual General Meeting in 2010.

The Board proposes the election of the following eleven directors of the Company for the terms indicated for each director Class listed below:

Name and Director Class	Age	Position	Current Term Expires
Class I nominees for terms ending in 2008:
Jonathan Bloomer	53	Director	2007
Thomas Finke(4)	43	Director	2007
Robert Joyal(1)(3)(4)	62	Director	2007
Jeffrey Hughes(2)	66	Director	2007
Class II Nominees for terms ending in 2009
Christopher Brody(2)(4)	38	Director	2007
James Chapman(1)(3)	45	Director	2007
Paul Goldean	40	Director	2007
Larry Port(2)(3)	56	Director	2007
Class III Nominees for terms ending in 2010
James Butler(1)	56	Director	2007
Michael Rollings	43	Director	2007
Lenard Tessler	55	Director	2007

(1)    Member of the Audit Committee.

(2)    Member of the Compensation Committee.

(3)    Member of the Corporate Governance Committee.

(4)    Member of the Investments Committee.

The following sets forth information as to the nominees for election at the Annual General Meeting, including, present principal occupations, other business experience during the past five years and directorships in other publicly-held companies.

Jonathan Bloomer is a partner of Cerberus European Capital Advisors, which is the UK advisory arm of Cerberus Capital Management, L.P (‘‘Cerberus’’). Mr. Bloomer is also Executive Chairman of Lucida plc, a newly formed company that assumes the assets and liabilities of corporate defined pension schemes. Prior to joining Cerberus, Mr. Bloomer worked for Prudential plc, serving as Group Finance Director from January 1995 to March 2000, and Group Chief Executive from March 2000 until May 2005. Mr. Bloomer was also a senior partner in Arthur Andersen’s London financial markets division and managing partner of their European Insurance Practice. Mr. Bloomer was a Member of the Board of the Geneva Association from 2001 to 2005, a member of the board of the Association of British Insurers from 2000 to 2005, Chairman of the Financial Services Practitioner Panel of the Financial Services Authority from 2003 to 2005 and Vice Chairman until October 2006. He was also a member of the Urgent Issues Task Force of the Accounting Standards Board from 1995 to 1999 and is currently a member of the Finance Committee of the NSPCC.

Christopher Brody joined Cerberus in 2001 and is now a Managing Director. From 1996 to 2001 Mr. Brody was a partner at TGV Partners, a private equity firm. At TGV, he was responsible for identifying, analyzing, financing, executing and monitoring leveraged buy-out opportunities. Mr. Brody also worked at Fried, Frank, Harris, Schriver and Jacobson, LLP as head of the corporate research group which focused on M&A, financing, restructuring and bankruptcy transactions. Mr. Brody is also a director of SLI Holdings, LLC and Horizon National Services, LLC. He is a 1991 graduate of Brandeis University.

James Butler was a partner at KPMG LLP from 1984 until his retirement in December 2006, primarily serving insurance clients, including reinsurance, property and casualty, financial guaranty, life and health insurers. Mr. Butler holds a B.A. from The College of the Holy Cross.

James Chapman has been non-executive Vice Chairman of JetWorks Leasing, LLC, an aircraft management services company since December 2004. Prior to this, Mr. Chapman worked with

Regiment Capital Advisors, LLC, from January 2003 to December 2004 and acted as a capital markets and strategic planning consultant with private companies, public companies and hedge funds (including Regiment), across a wide range of industries. Mr. Chapman also worked for The Renco Group, Inc., a multi-billion dollar private company in New York, from 1996 to 2001. Mr. Chapman serves as a member of the board of directors of AerCap Holdings N.V., Coinmach Service Corp., along with several private companies. Mr. Chapman holds a BA, magna cum laude, with distinction, from Dartmouth College, was Phi Beta Kappa and also a Rufus Choate Scholar. Mr. Chapman holds an M.B.A., with distinction, from Dartmouth College and is an Edward Tuck Scholar.

Thomas Finke serves as Head of The Bank Loan Team at Babson Capital Management LLC, an investment management firm (‘‘Babson’’), and has over 18 years of industry experience. Mr. Finke joined Babson in June 2002 as part of Babson’s acquisition of First Union Institutional Debt Management (‘‘IDM’’), where he was Co-Founder and President. Prior to founding IDM, Mr. Finke started the Par Loan Trading Desk at First Union Securities. Before that, he served as a Vice President at Bear, Stearns & Co. and as a member of the founding Board of Directors of the Loan Syndications and Trading Association. Mr. Finke holds a B.A. from the University of Virginia’s McIntire School of Commerce and an M.B.A. from Duke University’s Fuqua School of Business.

Paul Goldean was elected by the Board to serve as a director in August 2006 to fill a vacancy created by the resignation of our former director Scott Willkomm. Mr. Goldean is also our President and Chief Executive Officer, named by the Board effective July 2006. From February 2004 until he was named President and Chief Executive Officer, Mr. Goldean served as our Executive Vice President and General Counsel. He joined the Company in February 2002 as our Senior Vice President and General Counsel. Prior to joining the Company, Mr. Goldean worked at Jones, Day, Reavis & Pogue from March 2000 to February 2002 where, among other things, he acted as outside counsel to the Company. From 1997 to 2000, Mr. Goldean worked with the law firm of Strasburger & Price, L.L.P. Mr. Goldean received his B.B.A. from the University of Texas at El Paso and his J.D. from Southern Methodist University.

Jeffrey Hughes was elected by the Board to serve as a director in June 2006 to fill a vacancy created by the resignation of our former director William Spiegel. Mr. Hughes is a founding partner of The Cypress Group, a New York based private equity firm and has been its Vice Chairman for Cypress since 1994. He also serves as a director of Communication & Power Industries, Inc. and Financial Guarantee Insurance Corporation. Mr. Hughes has a lengthy record of business accomplishments and many years of board experience across a range of industries.

Robert Joyal has been a Director of Jefferies Group, Inc. since January 2006. He was the President of Babson from 2001 until his retirement in June 2003, and also served as their Managing Director from 2000 until 2001. Prior to that, Mr. Joyal worked for Mass Mutual Financial Group (‘‘MassMutual’’) as their Executive Director from 1997-1999, and Vice President and Managing Director from 1987-1997. Mr. Joyal is a trustee of each of MassMutual Corporate Investors and MassMutual Participation Investors (closed end investment companies) and a director of MassMutual Select Funds and the MML Series Investment Fund (open end investment companies). Mr. Joyal is also a director of Pemco Aviation Group (Aircraft Maintenance & Overhaul), and various Private Equity and Mezzanine Funds sponsored by First Israel Mezzanine Investors.

Larry Port is President and Managing Director of MassMutual Capital and is responsible for MassMutual’s worldwide corporate development activity and private equity group. Before this, he also served as Senior Vice President and Deputy General Counsel in the Law Division of MassMutual. Prior to joining MassMutual Capital, Mr. Port spent 19 years at Texaco Inc. Mr. Port holds a B.A. from the University of Virginia and a J.D. from the University of Pittsburgh, School of Law.

Michael Rollings joined MassMutual in 2001, and has served as Executive Vice President and Chief Financial Officer since June 2006. Prior to assuming this role, Mr. Rollings also served as Senior Vice President, Acting Chief Financial Officer, Senior Vice President and Deputy Chief Financial Officer. Before joining MassMutual, Mr. Rollings spent 13 years at Morgan Stanley and Co.

Lenard Tessler joined Cerberus in 2001 and is a Managing Director. Prior to joining Cerberus, Mr. Tessler served as managing partner of TGV Partners, a private equity firm which he founded.

Mr. Tessler serves as a member of the board of directors of GMAC LLC, NewPage Corporation and BlueLinx Corporation. Mr. Tessler is a 1973 graduate of the University of Miami, and holds an M.B.A. from Farleigh Dickenson University.

Vote Required

In order to be elected a director, each of the above nominees must receive the affirmative vote by ordinary resolution of the holders of at least a majority of such shares as, being entitled to do so, vote in person or by proxy at the Annual General Meeting where a quorum is present in person or by proxy. Votes that are withheld, abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against the election of each director, and therefore will not have the effect of a vote against the election of each director. We intend to conduct all voting at the Annual General Meeting by poll.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF EACH OF THE ELEVEN
NOMINEES FOR THE COMPANY’S BOARD OF DIRECTORS.

All the nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee or nominees.

Executive Officers

The following table sets forth the names, ages, and current positions held with our company for each of our Executive Officers as of June 14, 2007:

Name	Age	Position
Paul Goldean	40	President and Chief Executive Officer
Jeffrey Delle Fave	40	Executive Vice President, Corporate Tax
Duncan Hayward	42	Chief Accounting Officer
David Howell	40	Chief Executive Officer, Scottish Re Holdings Limited
Thomas McAvity, Jr.	65	Executive Vice President, Chief Investment Strategist
Clifford Wagner	48	President and Chief Executive Officer, Scottish Holdings, Inc.

Information regarding Mr. Goldean, our President and Chief Executive Officer, is provided under the caption, ‘‘Proposal for Election of Directors,’’ above.

Jeffrey Delle Fave joined our Company in September 2005 as our Executive Vice President, Corporate Tax. Prior to joining us, Mr. Delle Fave served in various different capacities was with Ernst & Young LLP from July 1993 until he joined the Company in 2005, serving as a tax partner with Ernst & Young from 2003 until he left in 2005.

Duncan Hayward was named the Company’s Chief Accounting Officer in June 2007. Mr. Hayward also serves as Chief Financial Officer of our international segment from August 2006 until June 2007. From 2003 until joining the Company in 2006, Mr. Duncan worked for Swiss Re Life & Health Zurich where he was responsible for running the Finance and Administration teams for the Asian, Central European and Latin American life reinsurance businesses. From 1997 until 2003, he was with Royal&SunAlliance in a group finance role. Prior to that time, Mr. Hayward was with PriceWaterhouseCoopers in the Insurance Audit Group.

David Howell has served as Chief Executive Officer of Scottish Re Holdings Limited since May 2006. Mr. Howell joined us in April 2006 and served as our Deputy Chief Executive Officer until being named Chief Executive Officer of Scottish Re Holdings Limited. From 2001 until joining us, Mr. Howell served as the head of pricing for Swiss Re. He served as Corporate Rick Management Actuary for Swiss Re from 2000 until 2001. Mr. Howell holds a Bachelor of Mathematics from the University of Waterloo and is a Fellow of the Society of Actuaries.

Thomas McAvity, Jr. has served as our Executive Vice President and Chief Investment Officer since September 2000. Mr. McAvity’s investment management career spans 30 years and all major asset classes. From 1996 to 2000, he was Vice President-Asset Liability Management with Allstate Life Insurance Company in Northbrook, Illinois. From 1989 to 1996, he was Vice President-Quantitative Research in the investment management subsidiary of Lincoln National Corporation. Prior to that, he held positions at Alex, Brown & Sons, Inc. and B. F. Saul Company. He is a graduate of Yale University and holds an M.B.A. from Harvard Business School.

Clifford Wagner has been Executive Vice President and Chief Actuary since January 2002. Mr. Wagner served as Executive Vice President and Chief Actuary, Risk Management of Scottish Re (U.S.), Inc. from December 1999 to December 2001. Prior to joining Scottish Re (U.S.), Inc., Mr. Wagner worked as a marketing actuary with Transamerica Reinsurance Company from November 1995 to December 1999. His 20-plus-year career in the actuarial profession includes 10 years with Time Insurance (now part of the Fortis Group) and three years with the Hartford Insurance Group. Mr. Wagner holds a B.S. degree in actuarial mathematics from the University of Wisconsin, Madison. He is a Fellow of the Society of Actuaries (FSA) and a Member of the American Academy of Actuaries (MAAA).

BOARD MEETINGS AND COMMITTEES

The Board met twenty-four times during fiscal year 2006. The Board met an unusually high number of times as a result of the negotiation and consummation of the Securities Purchase Agreement and the transaction contemplated thereby. Each of the individual Board committees held separate meetings during fiscal year 2006. Overall attendance at board and committee meetings was approximately 96%. The Board has adopted the New York Stock Exchange’s standards for determination of director independence. Directors are encouraged to attend the Company’s Annual General Meeting of shareholders. All directors attended the 2006 Annual General Meeting of shareholders held on May 3, 2006.

The Board had four standing committees in fiscal year 2006: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance and Investment Committee (renamed the Investments Committee in fiscal year 2006). Each of these committees operates pursuant to a written charter, which may be found on our website at www.scottishre.com. Shareholders may request free printed copies of the charters for our Board Committees and our Corporate Governance Guidelines from: Scottish Re Group Limited, P.O. Box HM 2939, Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attn: Secretary.

•	The Audit Committee: (1) recommends to the Board annually, and at other appropriate times, the firm to be retained as our independent registered public accounting firm and, in connection therewith, reviews the professional services to be provided by the independent registered public accounting firm and the proposed fees therefore, and the independence of such firm from our management, considering, among other things, non-auditing services to be provided by the independent registered public accounting firm; (2) reviews with the independent registered public accounting firm their plans for and scope of their annual audit and other examinations; (3) reviews with the independent registered public accounting firm the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of the results of such other examinations that they may undertake; (4) reviews with our appropriate officers and the independent registered public accounting firm the annual financial statements; (5) reviews with the appropriate officers our ongoing audit activities, examinations, and the results thereof; (6) reviews with the appropriate officers and the independent registered public accounting firm the adequacy of our internal accounting controls over financial reporting, auditing procedures, and practices and its financial, auditing, and accounting organizations and personnel; (7) reviews with the appropriate officers any recommendations made by the independent registered public accounting firm, as well as such other matters, if any, as such persons may desire to bring to the attention of the Audit Committee; and (8) reviews such other matters in relation to our accounting, auditing, and financial reporting practices and procedures as the Audit Committee may deem desirable in connection with the review function described above. The Audit Committee met eight times during fiscal year 2006. Until May 2007, the Audit Committee members were Robert Chmely, Jean-Claude Damerval and Lord Norman Lamont.

•	The Compensation Committee met ten times during fiscal year 2006. The Compensation Committee oversees the administration of the Company’s Second Amended and Restated 1998 Stock Option Plan, the 1999 Stock Option Plan, the Harbourton Employee Options, the 2001 Stock Option Plan and the 2004 Equity Compensation Plan (collectively, the ‘‘Option Plans’’). The Compensation Committee: (1) recommends the Company’s compensation policies and procedures to the Board; (2) reviews performance of Company’s officers; (3) approves base salary levels; (4) oversees the administration of the Option Plans and other incentive compensation plans; (5) reviews corporate goals and objectives, approved by the full Board relevant to CEO compensation, evaluates the performance of the CEO in light of these goals and objectives and sets the CEO’s compensation level based on this evaluation; and (6) reviews committee member qualifications. Until May 2007, the Compensation Committee members were Jeffrey Hughes, Hazel O’Leary and Lord Norman Lamont.

•	The Corporate Governance/Nominating Committee: (1) identifies and makes recommendations to the Board on individuals qualified to serve as Board members; (2) develops and recommends to the Board corporate governance guidelines applicable to the Company, which may be found on our website at www.scottishre.com; (3) takes a leadership role in shaping the corporate governance of the Company; (4) reviews and recommends the renomination of incumbent directors; (5) reviews and recommends committee appointments; (6) leads the Board in its annual review of the Board’s performance; and (7) performs other related tasks, such as studying the size, committee structure, and meeting frequency of the Board. In addition, the Corporate Governance/Nominating Committee develops and reviews background information for candidates for the Board, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. Any shareholder wishing to propose a nominee to the Board should submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant information and providing confirmation of the nominee’s consent. The Corporate Governance/Nominating Committee met four times during fiscal year 2006. Until May 2007, the Corporate Governance/Nominating Committee members were William Caulfeild-Browne, Michael Austin and Robert Chmely.

In carrying out its function to nominate candidates for election to the Board, the Corporate Governance/Nominating Committee considers a mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. The Corporate Governance/Nominating Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, have an understanding of elements relevant to the success of a publicly-traded company and have established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Corporate Governance/Nominating Committee’s judgment, interfere with or limit such candidate’s ability to do so. Each candidate should also be prepared to represent the best interests of our shareholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Corporate Governance/Nominating Committee also considers the director’s past attendance at Board and Committee meetings and participation in and contributions to the activities of the Board. The Corporate Governance/Nominating Committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board.

The Corporate Governance/Nominating Committee’s methods for identifying candidates for election to the Board (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources — members of the Board; our executives; individuals personally known to the members of the Board; and other research, including database and Internet searches. The Corporate Governance/Nominating Committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

Any of our shareholders may nominate one or more persons for election as a director at the annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in our Articles of Association. In addition, the notice must include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The Corporate Governance/Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

•	The Investments Committee establishes and monitors the Company’s investment policies, the performance of the Company’s investment managers and the Company’s banking and/or financing relationships. The Investments Committee met four times during fiscal year 2006. Until May 2007, the Investments Committee members were Jean-Claude Damerval, Hazel O’Leary, Robert Chmely, Michael French and Lord Norman Lamont.

Our Board has determined that we are a ‘‘controlled company’’ pursuant to Rule 303A of the New York Stock Exchange Listed Company Manual. A company listed on the New York Stock

Exchange is a controlled company when more than 50% of it’s voting power is held by an individual, a group or another company. Our Board determined that we are a controlled company because the Investors, as a group, currently hold securities representing approximately 68.7% of the voting power of all of our shareholders, subject to certain adjustments, and because the Investors each filed Schedule 13Ds with the Securities and Exchange Commission expressly affirming their membership in a group. As a controlled company, we are exempted from the requirements of certain New York Stock Exchange corporate governance rules, including the requirements that a listed company have a majority of independent directors on its Board and solely independent directors on its compensation committee and corporate governance committee. The controlled company exception does not modify the independence requirements for the Audit Committee, and the Company intends to comply with the requirements of the Sarbanes-Oxley Act and the New York Stock Exchange rules, which require that the Audit Committee be comprised entirely of independent directors. In May 2007, the Board concluded that four of our eleven directors, James Butler, James Chapman, Jeffrey Hughes and Robert Joyal, are independent in accordance with the director independence standards of the New York Stock Exchange, and it has also determined that none of them has a material relationship with the Company that would impair their independence from management or otherwise compromise his or her ability to act as an independent director.

The current members of the Audit Committee are James Butler (chairman), James Chapman and Robert Joyal. The Board, in its business judgment, has determined that all of the current members of the Audit Committee are ‘‘independent,’’ as defined in Section 303A.02 and 303A.06 of the New York Stock Exchange’s listing standards and as required under Rule 10(a)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee has determined that Mr. Butler qualifies as an ‘‘audit committee financial expert’’ under the rules of the Securities and Exchange Commission.

The current members of the Compensation Committee are Christopher Brody (chairman), Jeffrey Hughes and Larry Port. As we are a controlled company, we are exempt from Section 303A.05 of the New York Stock Exchange’s listing standards, which requires that listed companies must have a compensation committee composed entirely of independent directors.

The current members of the Corporate Governance/Nominating Committee are Larry Port (chairman), James Chapman and Robert Joyal. As we are a controlled company, we are exempt from Section 303A.04 of the New York Stock Exchange’s listing standards, which requires that listed companies must have a corporate governance/nominating committee composed entirely of independent directors.

The current members of the Investments Committee are Robert Joyal (chairman), Thomas Finke and Christopher Brody.

The non-management directors of the Company meet at regularly scheduled executive sessions without management present. Pursuant to the Company’s Corporate Governance Guidelines, executive sessions of the non-management directors are scheduled at every regular Board meeting, and as requested by a director. Mr. Bloomer has been selected to preside at all regularly scheduled executive sessions of non-management directors (the ‘‘Presiding Director’’).

How to Contact the Board of Directors

Shareholders who wish to communicate with the Board, a particular director, any non-management director or the Presiding Director may send a letter to the Secretary of the Company at Scottish Re Group Limited, P.O. Box HM 2939, Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda. The mailing envelope must clearly identify the correspondence as a ‘‘Shareholder-Board Communication,’’ ‘‘Shareholder-Director Communication’’, ‘‘Shareholder-non-management Director Communication’’ or ‘‘Shareholder-Presiding Director Communication.’’ All such letters must identify the author as a shareholder and clearly state whether the intended recipients are members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth the beneficial ownership of the ordinary shares of the Company by all persons who beneficially own 5% or more of the ordinary shares, by each director and named executive officer and by all directors, director nominees and executive officers as a group as of June 14, 2007.

Name and Address of Beneficial Owners(1)	Amount of Ordinary Shares Beneficial Ownership	Percent of Class
Investor Group	150,000,000(2)	68.7%
CMBP II (Cayman) Ltd.	9,330,510(3)	13.6	%(4)
Jonathan Bloomer	0		*
Christopher Brody	0		*
James Butler	0		*
James Chapman	0		*
Thomas Finke	0		*
Paul Goldean	78,640(5)		*
Jeffrey Hughes	10,000		*
Robert Joyal	100,000		*
Larry Port	0		*
Michael Rollings	0		*
Lenard Tessler	0		*
David Howell	80,000(6)		*
Hugh McCormick	116,922(7)		*
Dean Miller	124,000(8)		*
Clifford Wagner	55,965(9)		*
Seth Vance	0(10)		*
Scott Willkomm	0(11)		*
All directors, director nominees and executive officers as a group (sixteen persons)	467,205		*

*	Less than 1%
(1)	Except as otherwise indicated, the address for each beneficial owner is c/o Scottish Re Group Limited, P.O. Box HM 2939, Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton, HM 08, Bermuda.
(2)	The Investors each purchased 500,000 shares of the Company’s newly issued convertible cumulative participating preferred stock (the ‘‘Convertible Shares’’) pursuant to the terms of the Securities Purchase Agreement. Such 500,000 Convertible Shares may be converted into 75,000,000 ordinary shares, or an aggregate 150,000,000 ordinary shares between both Investors, at any time, and will automatically convert on the ninth anniversary of the issue date if not previously converted, subject to certain adjustments. On January 4, 2007, SRGL Acquisition, LLC assigned its rights and obligations under the Securities Purchase Agreement to SRGL Acquisition, LDC, an affiliate of Cerberus (‘‘SRGL LDC’’). Pursuant to the Assignment and Assumption Agreements dated as of June 5, 2007 between MassMutual Capital and each of Benton Street Partners I, L.P., Benton Street Partners II, L.P. and Benton Street Partners III, L.P (collectively, the ‘‘Funds’’), MassMutual Capital assigned its Convertible Shares to the Funds. The sole general partner of each of the Funds is Benton Street Advisors, Inc., an indirect wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company. On June 5, 2007, the Investors and the Funds entered into an Amended and Restated Investors Agreement dated as of June 5, 2007 (the ‘‘Amended and Restated Investors Agreement’’), in order to reallocate voting and governance rights and obligations of MassMutual Capital to and among the Funds. Pursuant to the Amended and Restated Investors Agreement, the Investors and the Funds agreed, among other things, to: (i) certain restrictions on the transfer of Convertible Shares, (ii) certain voting provisions with respect to the ordinary shares, (iii) the election of a certain number of directors to the Company’s Board and (iv) a third party sale process. Because of the Amended and Restated Investors Agreement, for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, Massachusetts Mutual Life Insurance Company and the Funds are deemed to be members of a group with SRGL LDC and, therefore, the beneficial owners of the securities of the Company beneficially owned by SRGL LDC. On June 5, 2007, SRGL LDC subscribed for and purchased limited partnership interests in Benton Street Partners III, L.P., pursuant to a Subscription Agreement dated as of June 5, 2007 by and between Benton Street Partners III, L.P. and SRGL LDC. Benton Street Partners III, L.P. holds 134,667 Convertible Shares. Stephen Feinberg, directly or through one or more intermediate entities, possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held directly by Cerberus. In addition, pursuant to an Amended and Restated Limited Partnership Agreement dated as of June 5, 2007 by and among Benton Street Advisors, Inc., MassMutual Capital and SRGL LDC, SRGL LDC shares certain rights over the voting and disposition of securities of the Company held by Benton Street Partners III, L.P. Mr. Feinberg, directly or through one or more intermediate entities, exercises such rights held by SRGL LDC. Because SRGL LDC holds 500,000 Convertible Shares and exercises certain rights over the voting and disposition of 134,667 Convertible Shares, which Convertible Shares, in the aggregate, may be converted into 95,200,050 ordinary shares, Mr. Feinberg is deemed to beneficially own 95,200,050 ordinary shares, or 58.3% of the ordinary shares deemed issued and outstanding as of June 5, 2007. In addition, because of the Amended and Restated Investors Agreement, Mr. Feinberg is deemed to beneficially own the 365,333 Convertible Shares, which may be converted into 54,799,950 ordinary shares, beneficially owned by Massachusetts Mutual Life Insurance Company. The Investor Group beneficially owns 150,000,000 ordinary shares, or 68.7% of the ordinary shares deemed issued and outstanding as of that date. The address for Massachusetts Mutual Life Insurance Company is 1295 State Street, Springfield, Massachusetts 01111. The address for Stephen Feinberg is 299 Park Avenue, 22nd Floor, New York, New York 10171.
(3)	Based on a Schedule 13D filed by CMBP II (Cayman) Ltd. with the Securities and Exchange Commission on November 26, 2006, as a joint filer with Cypress Associates II (Cayman) L.P., Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant B II-A C.V., Cypress Side-by-Side (Cayman) L.P. and 55th Street Partners II (Cayman) L.P. The address of the joint filers is Cypress Associates II (Cayman) L.P., c/o The Cypress Group L.L.C., 65 East 55th Street, 28th Floor, New York, New York 10022.
(4)	Represents 13.6% of the issued and outstanding ordinary shares of the Company. Beneficial ownership would be less than 5% taking into account the conversion of the Convertible Shares.
(5)	Includes 23,640 ordinary shares of the Company subject to immediately exercisable options.
(6)	Includes 50,000 ordinary shares of the Company subject to immediately exercisable options.
(7)	Includes 60,000 ordinary shares of the Company subject to immediately exercisable options. Mr. McCormick is no longer an employee of the Company. Share ownership is based on the best information available to us.
(8)	Includes 50,000 ordinary shares of the Company subject to immediately exercisable options. Mr. Miller is no longer an employee of the Company. Share ownership is based on the best information available to us.
(9)	Includes 35,000 ordinary shares of the Company subject to immediately exercisable options.
(10)	Mr. Vance is no longer an employee of the Company. Share ownership is based on the best information available to us.
(11)	Mr. Willkomm is no longer an employee of the Company. Share ownership is based on the best information available to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 31, 2006, the Board appointed Mr. Schafer and Bill Caulfeild-Browne, each of whom were former directors, to a special committee, The Office of the Chairman, to assist executive management in directing us, for a term of three months beginning August 1, 2006. On October 25, 2006, the Board extended this appointment an additional month, to end on November 30, 2006. During such time, Mr. Schafer was compensated at a rate of $300,000 per month for a total of $1,200,000 and Mr. Caulfeild-Browne was compensated at a rate of $200,000 per month for a total of $800,000. On November 26, 2006, the Board resolved, effective November 30, 2006, to terminate the Office of the Chairman because, as a result of the execution of the Securities Purchase Agreement, the Board determined that the position was no longer necessary. Mr. Schafer and Mr. Caulfeild-Browne remained directors of our company until May 2007. The Board also approved a success plan for Mr. Schafer and Mr. Caulfeild-Browne to create an incentive to obtain the best possible transaction for shareholders, with payments to be made if our sales price in any transaction exceeded $12 per share. Because the effective purchase price of the sale of our convertible shares pursuant to the Securities Purchase Agreement executed on November 26, 2006 is $4 per share, we did not make any payment to Mr. Schafer or Mr. Caulfeild-Browne under this success plan.

As of May 7, 2007, as a result of the closing of the transactions contemplated by the Securities Purchase Agreement, the Investors now hold securities representing approximately 68.7% of the voting power of all of the Company’s shareholders, and the right to nominate directors for election to the board. Pursuant to this right, Jonathan Bloomer, Christopher S. Brody, James J. Butler, James N. Chapman, Thomas Finke, Robert Joyal, Larry Port, Michael Rollings and Lenard B. Tessler, were elected to the board of directors for terms ending in 2007. Mr. Bloomer is a partner of Cerberus European Capital Advisors, and Mr. Brody and Mr. Tessler are Managing Directors of Cerberus Capital Management. Mr. Rollings is currently Executive Vice President and Chief Financial Officer of Mass Mutual. Mr. Joyal is a trustee of each of MassMutual Corporate Investors and MassMutual Participation Investors and a director of MassMutual Select Funds and the MML Series Investment Fund. Mr. Port is President and Managing Director of MassMutual Capital and is responsible for MassMutual’s worldwide corporate development activity and private equity group. On March 9, 2007, Scottish Annuity & Life Insurance Company (Cayman) Ltd., the Company and each subsidiary of the Company listed as a guarantor on the signature pages thereto entered into a term agreement (the ‘‘Term Loan Agreement’’) with Ableco Finance LLC, an affiliate of Cerberus, and MassMutual. The Term Loan Agreement was terminated effective May 7, 2007 in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement.

Related Party Transaction Policies and Procedures

Our Board has adopted a written Code of Ethics & Business Conduct which applies to all our employees, officers and directors. In keeping in the spirit of such code, and specifically the Conflicts of Interest section, it is our policy not to enter into any transactions with one of our executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting stock or their related persons, unless the transaction is approved by a majority of our disinterested Directors after full disclosure.

The Investors will be restricted from entering into affiliate transactions with us without the approval of non-management directors who are not affiliated with the Investors, or the approval of a majority of holders of our ordinary shares (excluding any shares held by the Investors), subject to an exception for certain transactions entered into in the ordinary course of business on terms that are no less favorable to us than those that could have been obtained in a comparable transaction by us with an unrelated person.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives

Our compensation program is intended to attract, retain and motivate the key people necessary to lead us to achieve our strategic objective of increased shareholder value over the long term, reflecting our belief that executive compensation should seek to align the interests of our executives with those of our shareholders.

In addition, we believe compensation should be determined within a competitive framework based on overall financial results, teamwork and individual contributions that help build shareholder value. The primary objectives of our compensation program are to:

•	provide a direct link between pay and performance;

•	allocate a larger percentage of executive compensation to pay that is conditional or contingent in order to positively influence behavior and support accountability;

•	offer total compensation opportunities that are fully competitive with external markets in design and pay level; and

•	emphasize the need to focus on shareholder value, in addition to providing competitive value to our customers.

Components

Our compensation program utilizes five components to meet our compensation objectives: base salary, annual and other incentive bonuses, long-term compensation, retirement benefits and executive perquisites and generally available benefit programs.

Base Salaries

In establishing base salaries for our executive officers, Paul Goldean, David Howell, Dean Miller1, Hugh McCormick2 and Cliff Wagner3 (the ‘‘Named Executive Officers’’), we have adopted a strategy of setting executive salaries at or above market to retain and attract key executives, while providing incentive compensation pay opportunities, based on performance achievement. We set the salary ranges in this manner to ensure that our base salary practices do not put us at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure. With the assistance of a compensation consultant, the Compensation Committee selected a comparable peer group based on business, relevance, size and performance, availability of information, and inputs from key executives and Directors. The peer group includes AmerUS Group Co., Arch Capital Group Ltd., Delphi Financial Group, Inc. and Max Re Capital Ltd. The goal of the Compensation Committee is to position cash compensation (base salary and bonuses) between the median and 75th percentile of the peer group. The Compensation Committee also allocates the compensation of the Named Executive Officers among cash and equity with the assistance of the compensation consultant and based on the allocations of the peer group. The Compensation Committee of our Board reviews the base salaries of our Named Executive Officers annually and may adjust them from time to time to recognize changes in levels of responsibility, individual contributions toward the creation of shareholder value and the competitive market (particularly the peer group) for the services of the individuals possessing the skills and experience of our Named Executive Officers. The Compensation Committee uses the services of a compensation consultant to conduct regular peer group analyses and to assist the Committee to establish competitive base salaries.

[1]	Mr. Miller’s employment with the Company terminated on May 18, 2007.
[2]	Mr. McCormick’s employment with the Company terminated on June 8, 2007.
[3]	On May 17, 2007, the Company announced Mr. Wagner will step down as Chief Executive Officer of the Company’s North American segment later in fiscal year 2007.

In October 2006, the Compensation Committee adjusted Mr. Goldean’s base salary from $450,000 to $550,000, as reflected in an amendment to his employment agreement dated October 25, 2006, to recognize the increased level of responsibility commensurate with his appointment as our President and Chief Executive Officer. The Compensation Committee considered, but did not adjust the base salaries of the other Named Executive Officers for 2007 over 2006 levels.

Bonuses

Annual Incentive Bonus    Annual bonus compensation is based upon achieving preset annual incentive goals in multiple overlapping arenas – corporate, regional, business unit or department and individual performance. The Named Executive Officers were assigned a target annual incentive award expressed as a percent of salary. Actual awards to be paid were interpolated from zero to two times target, depending upon achieving the annual performance goals. Performance goals include, but are not limited to, ordinary share performance relative to our comparable peer group described above, revenue and earnings growth, investment management results, return on shareholder equity and other key financial and operational measures. Due to our performance in 2006 as well as other factors including the establishment of the other bonus programs described below, none of the executive officers, including the Named Executive Officers, received an Annual Incentive Bonus.

Guaranteed Minimum Annual Incentive Bonuses    Several of our Named Executive Officers are entitled to a guaranteed minimum annual incentive bonus pursuant to the terms of their employment agreements. Guaranteed minimum annual incentive bonuses are used in our effort to attract and retain our key executive officers. The following Named Executive Officers received Guaranteed Contractual Bonuses on February 28, 2007 for fiscal year 2006:

Executive	Guaranteed Minimum Annual Incentive Bonus
Dean Miller	$200,000
Hugh McCormick	$300,000

Senior Executive Success Plan    In August 2006, due to market conditions, our performance, as well as other factors, the Board concluded that pursuing a sale of the Company or a transaction in which we would raise substantial additional capital were the best strategic alternatives for us and in the best interests of our shareholders. In October 2006, the Board approved a Senior Executive Success Plan whose purpose is to (i) retain essential personnel through the transition period relating to the proposed sale or equity investment in our company and (ii) create an incentive to obtain the best possible transaction for shareholders. Participation in the plan is limited to certain executive officers, each of whom will receive guaranteed retention payments to remain with us through the consummation of a transaction. The below Named Executive Officers are participants and will receive the payments listed below to remain with us through the consummation of a transaction. On November 26, 2006, we executed a Securities Purchase Agreement with SRGL Acquisition, LLC, an affiliate of Cerberus Capital Management, L.P., and MassMutual Capital Partners LLC (collectively the ‘‘Investors’’) whereby the Investors will purchase a total of 1,000,000 of our newly issued convertible shares for a total purchase price of $600 million. To the extent this transaction is consummated, the following Named Executive Officers, will receive the guaranteed retention payments listed in the below chart.

		Additional Payments Based on Sales Price
	Guaranteed Retention Payment
Executive
Paul Goldean	$300,000	$0
David Howell	$200,000	$0
Dean Miller	$200,000	$0
Cliff Wagner	$200,000	$0

In addition to the guaranteed payments described above, each of the above Named Executive Officers had the opportunity to receive additional payments to the extent that our sales price in any transaction exceeded $12 per share, with the highest payments occurring at prices in excess of $15 per share. Because the effective purchase price of the above described convertible share sale transaction is $4 per share, we will not make any payment to the executive officers under the plan, except for the guaranteed retention payments.

If any of the above Named Executive Officers terminate their employment with us prior to the consummation of a transaction, such officer will forfeit his right to any payments under the plan. The Named Executive Officers will be entitled to payments under the plan 90 days after the consummation of a transaction unless such executive officer is terminated by us for cause or due to resignation by the executive officer without good reason prior to the payment date, in which case the payment will be forfeited.

Severance and Change In Control Benefits

As part of our effort to attract and retain the executives necessary to lead us to achieve our strategic objective of increased shareholder value, we have executed an employment agreement with each of our Named Executive Officers. Each employment agreement includes provisions that provide the executive certain severance and change in control payments. We believe these provisions attract talent and provide the executive with a level of stability that aids in our retention efforts. Generally, our employment agreements provide severance payments that include lump sum payments to our Named Executive Officers if they are terminated by us without cause or if they terminate their employment agreements for good reason (see the discussion of the employment agreements following the Grant of Plan-Based Awards Table for an explanation of these terms). Our employment agreements also typically include change in control payments that generally provide our Named Executive Officers with lump sum payments if they are terminated in connection with a change in control. Each of the Named Executive Officer employment agreements includes a provision that provides that if a change in control occurs, the executive is due a change in control payment if he is terminated by us without cause or he leaves us for good reason in connection with the change in control. The employment agreements further provide that if the executive is terminated by us without cause or terminates his employment for good reason, either in connection with a change in control or not, we shall provide the executive with health insurance, life insurance, and other medical benefits substantially similar to what the executive was receiving prior to the termination, for a period of 12 months. Mr. McCormick’s employment agreement further provides that he is due a change in control payment even if he leaves us voluntarily in connection with the change in control.

The payments the Named Executive Officers will receive under various scenarios are summarized in the below chart:

	Termination not in connection with a Change in Control(1)		Termination in connection with a Change in Control(1)
Named Executive Officer	Employment terminated by us without cause	Employment terminated by executive for good reason	Employment terminated by us without cause	Employment terminated by the executive for good reason
Paul Goldean	total cash compensation for the remaining term or for one full year, whichever is greater	total cash compensation for the remaining term or for one full year, whichever is greater	300% of full year total cash compensation	300% of his full year total cash compensation

Dean Miller	total cash compensation for the remaining term or for two full years, whichever is greater.	total cash compensation for the remaining term or for two full years, whichever is greater.	300% of his full year total cash compensation	300% of his full year total cash compensation

David Howell	total cash compensation for the remaining term or for one full year, whichever is greater	total cash compensation for the remaining term or for one full year, whichever is greater	300% of his full year total cash compensation	300% of his full year total cash compensation

Hugh McCormick	total cash compensation for the remaining term or for two full years, whichever is greater	total cash compensation for the remaining term or for two full years, whichever is greater	300% of his full year total cash compensation	300% of his full year total cash compensation(2)

Cliff Wagner	total cash compensation for the remaining term or for one full year, whichever is greater	total cash compensation for the remaining term or for one full year, whichever is greater	300% of his full year total cash compensation	300% of his full year total cash compensation

(1)	In the event the Named Executive Officer’s employment is terminated by us for cause or by the executive without good reason, the executive will receive accrued salary, bonus and vacation pay.
(2)	On or after a change in control, good reason for Mr. McCormick means for any reason, or without reason.

Long Term Incentives

Our long-term incentive compensation program is designed to assist us in reaching our goal to retain and motivate certain of our key employees, including our Named Executive Officers, as well as aligning the interests of our executives with the best interests of our shareholders. Our long-term incentive compensation program consists of stock option grants and stock awards. Each February, the Compensation Committee, in consultation with the Chief Executive Officer, reviews the prior year performances and target goals for the executives, including the Named Executive Officers other than the Chief Executive Officer, and considers and approves grants of stock options and stock awards it believes appropriate based on prior year performance to motivate and align the executives’ interests with the long term interests of our shareholders. The Compensation Committee, without input from our Chief Executive Officer, evaluates and makes such awards, if appropriate, to the Chief Executive

Officer. Stock awards are divided into two types of grants; grants of Performance Shares and grants of Restricted Stock Units. The Compensation Committee grants a mix of Performance Shares and Restricted Stock with the assistance of the compensation consultant and based on that provided by the comparable peer group. Performance Shares vest upon the achievement of performance goals established by the Compensation Committee and serve to motivate executive performance. The Performance Goals include pre-determinated percentage growth in operating earnings per share, operating return on equity and book value. Their achievement is determined by the Compensation Committee, who may use our financial statements. Restricted Stock Units are solely service based and serve to retain key executives. The Compensation Committee approved grants to certain of the Named Executive Officers on February 15, 2006 (see the table entitled ‘‘Grant of Plan-Based Awards for Fiscal Year 2006’’ for a summary). The Compensation Committee met in February 2007 and decided not to grant any Long Term Incentive compensation to any of the Named Executive Officers.

The Long Term Incentive grants are made pursuant to the following equity plans:

The 2004 Equity Incentive Compensation Plan.    The 2004 Equity Incentive Compensation Plan was approved by the shareholders at the Annual General Meeting of Shareholders held on May 5, 2004 and became effective on the same date. The plan provides for grants of non-qualified stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code, and restricted shares to our executive officers, employees, directors, advisors and consultants. Grants are made at the discretion of the Compensation Committee, to whom responsibility for the administration of the plan has been delegated. The plan requires that options be granted at not less than fair market value on the date of grant. Option grants become exercisable in three equal installments commencing on the first anniversary of the date of grant, except for grants to directors, which are fully exercisable on the date of grant. The participant’s option agreements may provide for accelerated vesting of options upon a change in control of our company. Options granted under the plan have a maximum term of 10 years. The plan requires that the vesting of at least three-fourths of any restricted share grant must be contingent upon the satisfaction of performance goals established by the Compensation Committee at the beginning of each three year performance period. Depending on the performance, the actual amount of restricted share units could range from 0% to 100%. The remaining one-fourth of any restricted share grant may be issued without performance goals. An award of a restricted shares means that the participant has been granted our ordinary shares that are subject to forfeiture and are nontransferable during a certain period.

As stated above, the plan is administered by the Compensation Committee. The plan may be amended or terminated at any time, but no termination of the plan may adversely affect the rights of participants under prior awards. The plan provides that the Compensation Committee may adjust the number of ordinary shares covered by outstanding awards and exercise price as the Committee, in its sole discretion, may determine is equitably required to prevent dilution upon a stock dividend, extraordinary cash dividend, stock split, combination, recapitalization, liquidation, or similar transaction involving a change in our capitalization. The maximum number of shares that could be issued under the plan is 1,750,000 of which 1,000,000 may be granted in the form of restricted shares and 750,000 may be issued pursuant to stock options. All grants of stock options or restricted shares to the Named Executive Officers in 2006 were under the 2004 Equity Incentive Compensation Plan.

The 2001 Stock Option Plan.    The 2001 Stock Option Plan was approved by the shareholders at the Extraordinary General Meeting of Shareholders held on December 14, 2001 and became effective December 31, 2001. The plan provides for grants of non-qualified stock options to our directors, officers, employees, advisors and consultants. The plan provides for automatic annual grants of 2,000 nonqualified stock options to non-employee directors. Grants to other participants are made at the discretion of the Board or a Stock Option Committee, to whom responsibility for the administration of the plan has been delegated. The plan requires that options be granted at not less that fair market value on the date of grant. Except with respect to the automatic grants to non-employee directors, which are fully vested at grant, options under the plan originally vested in tranches with one-fifth vesting on each of the first five anniversaries of the date of grant. Pursuant to a Compensation Committee resolution, all option grants after November 3, 2004 vest in tranches with one-third vesting on each of the first three anniversaries of the date of grant. The participants’ option agreements may provide for accelerated vesting of options upon a change in control of our company. Options granted under the plan have a maximum term of 10 years.

As stated above, the plan is administered by the Board or a Stock Option Committee. The plan may be amended or terminated at any time, but no termination of the plan may adversely affect the rights of participants under prior awards. The plan provides that the Stock Option Committee may adjust the number of ordinary shares covered by outstanding awards and exercise price as the Committee, in its sole discretion may determine is equitably required to prevent dilution upon a stock dividend, extraordinary cash dividend, stock split, combination, recapitalization, liquidation, or similar transaction involving a change in the Company’s capitalization. The maximum number of shares that could be issued under the plan is 650,000. There were no grants under the 2001 Stock Option Plan to the Named Executive Officers in 2006.

1999 Stock Option Plan.    The 1999 Stock Option Plan is a broad-based plan that was not required by rules applicable at the time the plan was put in place to be approved by the shareholders. The plan became effective December 20, 1999. The plan provides for grants of nonqualified stock options to our officers, employees, directors, advisors and consultants and our subsidiaries. The plan provides for automatic annual grants of 2,000 nonqualified stock options to non-employee directors. Grants to other participants are made at the discretion of the Compensation Committee. The plan requires that options be granted at not less than fair market value on the date of grant. Except with respect to the automatic grants to non-employee directors, which are fully vested at grant, options under the plan originally vested in tranches with one-third vesting on each of the first three anniversaries of the date of grant. Pursuant to a Compensation Committee resolution, all options granted between January 1, 2002 and November 3, 2004 vest in tranches with one-fifth vesting on each of the first five anniversaries of the date of grant. Pursuant to a Compensation Committee resolution, all option grants after November 3, 2004 vest in tranches with one-third vesting on each of the first three anniversaries of the date of grant. The participants’ options agreements may provide for accelerated vesting of options upon a change in control of our company. Options granted under the plan have a maximum term of 10 years.

The plan is administered by the Compensation Committee. The plan may be amended or terminated at any time, but no termination of the plan may adversely affect the rights of participants under prior awards. The plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted by the Compensation Committee upon a stock split, stock dividend, recapitalization, combination, merger, consolidation, liquidation, or similar transaction involving a change in our capitalization. The maximum number of shares that could be issued under the plan is 750,000 shares. There were no grants under the 1999 Stock Option Plan to the Named Executive Officers in 2006.

Harbourton Employee Options.    The Harbourton Employee Options is also a broad-based plan that was not required by rules applicable at the time the plan was put in place to be approved by the shareholders. The plan became effective December 20, 1999. The plan provides for grants of nonqualified stock options to our officers, employees, directors, advisors and consultants and our subsidiaries. These options originally vested in tranches with one-third vesting on each of the first three anniversaries of the date of grant, provided that vesting is accelerated upon a change in control (as defined in the option agreements). Pursuant to a Compensation Committee resolution, all options granted between January 1, 2002 and November 3, 2004 vest in tranches with one-fifth vesting on each of the first five anniversaries of the date of grant. Pursuant to a Compensation Committee resolution, all option grants after November 3, 2004 vest in tranches with one-third vesting on each of the first three anniversaries of the date of grant. The options generally expire seven years from the date of grant, although they may expire earlier if the employee dies, retires, becomes permanently disabled or otherwise leaves our employ (in which case the options expire at various times ranging from 60 days to 2 years). The option agreements provide that the exercise price and number of shares subject to outstanding options will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, merger, consolidation, liquidation, or similar transaction involving a change in our capitalization.

Second Amended and Restated 1998 Stock Option Plan.    The Second Amended and Restated 1998 Stock Option Plan has not been approved by our shareholders and was implemented in connection with our initial public offering in November 1998. The plan became effective June 18, 1998. The plan provides for grants of nonqualified stock options to our officers, employees, directors, advisors and consultants and our subsidiaries. The plan provides for automatic annual grants of 2,000 nonqualified stock options to non-employee directors. Grants to other participants are made at the discretion of the Compensation Committee. The plan requires that options be granted at not less than fair market value on the date of grant. Except with respect to the automatic grants to non-employee directors, which are fully vested at grant, options under the plan originally vested in tranches with one-third vesting on each of the first three anniversaries of the date of grant. Pursuant to a Compensation Committee resolution, all options granted between January 1, 2002 and November 3, 2004 vest in tranches with one-fifth vesting on each of the first five anniversaries of the date of grant. Pursuant to a Compensation Committee resolution, all option grants after November 3, 2004 vest in tranches with one-third vesting on each of the first three anniversaries of the date of grant. The participants’ options agreements may provide for accelerated vesting of options upon a change in control of our company. Options granted under the plan have a maximum term of 10 years.

The plan is administered by the Compensation Committee. The plan may be amended or terminated at any time, but no termination of the plan may adversely affect the rights of participants under prior awards. The plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted by the Compensation Committee upon a stock split, stock dividend, recapitalization, combination, merger, consolidation, liquidation, or similar transaction involving a change in our capitalization. The maximum number of shares that could be issued under the plan is 1,600,000 shares. There were no grants under the Second Amended and Restated 1998 Stock Option Plan to the Named Executive Officers in 2006.

Pursuant to our option and equity incentive plans, we have granted stock options and restricted shares to our Named Executive Officers. The following two tables show the total value, as of December 31, 2006, our Named Executive Officers would receive from such grants upon a change in control as defined in the 2004 Equity Incentive Compensation Plan.

Restricted Shares

Name	Outstanding Restricted Shares		Total Restricted Shares Vesting on Change In Control	Total Value of Restricted Shares Vesting on Change in Control(1)
Paul Goldean	40,348	(2)	25,218	$134,664
Dean Miller	73,639	(3)	46,025	$245,774
David Howell	30,212	(4)	18,883	$100,835
Hugh McCormick	50,679	(5)	31,674	$169,139
Seth Vance	90,000	(6)	56,250	$300,375
Cliff Wagner	30,236	(7)	18,898	$100,915
Scott Willkomm	56,500	(8)	35,313	$188,569

(1)	Market value based on a closing per share price of $5.34 at the close of the market on December 31, 2006.
(2)	Includes: (a) grants of 10,000 Restricted Stock Units which will vest in full upon the consummation of a change in control; (b) grants of 30,000 Performance Shares of which at least 50% will vest upon the consummation of a change in control and an additional amount may vest if the stated performance goals have been satisfied as of the consummation of a change in control; and (c) in kind dividends of 348 ordinary shares.
(3)	Includes: (a) grants of 18,250 Restricted Stock Units which will vest in full upon the consummation of a change in control; (b) grants of 54,750 Performance Shares of which at least 50% will vest upon the consummation of a change in control and an additional amount may vest if the stated performance goals have been satisfied as of the consummation of a change in control; and (c) in kind dividends of 639 ordinary shares.
(4)	Includes: (a) grants of 7,500 Restricted Stock Units which will vest in full upon the consummation of a change in control; (b) grants of 22,500 Performance Shares of which at least 50% will vest upon the consummation of a change in control and an additional amount may vest if the stated performance goals have been satisfied as of the consummation of a change in control; and (c) in kind dividends of 212 ordinary shares.
(5)	Includes: (a) grants of 12,500 Restricted Stock Units which will vest in full upon the consummation of a change in control; (b) grants of 37,500 Performance Shares of which at least 50% will vest upon the consummation of a change in control and an additional amount may vest if the stated performance goals have been satisfied as of the consummation of a change in control; and (c) in kind dividends of 679 ordinary shares.
(6)	Represents a pro rata amount, based on Mr. Vance’s employment with the Company during the performance period, of the total Performance Shares granted, of which at least 50% of the pro rata amount will vest upon the consummation of a change in control and an additional amount of the pro rata amount may vest if the stated performance goals have been satisfied upon the consummation of a change in control.
(7)	Includes: (a) grants of 7,500 Restricted Stock Units which will vest in full upon the consummation of a change in control; (b) grants of 22,500 Performance Shares of which at least 50% will vest upon the consummation of a change in control and an additional amount may vest if the stated performance goals have been satisfied as of the consummation of a change in control; and (c) in kind dividends of 236 ordinary shares.
(8)	Represents a pro rata amount, based on Mr. Willkomm’s employment with the Company during the performance period, of the total Performance Shares granted, of which at least 50% of the pro rata amount will vest upon the consummation of a change in control and an additional amount of the pro rata amount may vest if the stated performance goals have been satisfied upon the consummation of a change in control.

Stock Options

Name	Options Exercisable for Ordinary Shares upon Change in Control (No. of Shares)	Weighted Average Exercise Price	Total Value of Cash Options(1)
Paul Goldean	55,000	$20.20	$0
Dean Miller	50,000	$25.35	$0
David Howell	50,000	$24.89	$0
Cliff Wagner	60,000	$25.45	$0
Hugh McCormick	35,000	$18.37	$0

(1)	Assumes a market value based on a closing per share price of $5.34 on December 31, 2006.

Retirement Benefits

401(k) Plan    We provide retirement benefits to the Named Executive Officers under the terms of our tax-qualified 401(k) plan. Our 401(k) plan provides an automatic matching contribution on behalf of each participant up to 7.5% of such participant’s compensation (base salary and bonus). The investment opportunities under the 401(k) Plan include various mutual funds and Company stock. The Named Executive Officers, to the extent they are U.S. citizens, participate in the plan on substantially the same terms as our other participating employees.

Deferred Compensation    Under our Deferred Compensation Plan, certain of our executive officers, including the Named Executive Officers, are currently permitted to elect to defer up to 100% of their compensation (base salary and bonuses), subject to certain limitations. Deferral amounts are limited so that the remaining portion not deferred is sufficient to pay: (i) Federal Insurance Contributions Act taxes; and (ii) all premiums for medical plan coverage under our group medical plan. In addition to amounts deferred by the executive, and without regard to whether the executive is deferring any amounts, we contribute to such executive’s deferred compensation account 10% of such executive’s compensation, less any matching contributions made pursuant to the 401(k) plan. Company contributions are subject to the following vesting schedule:

Years of Participation Service	Percentage Vested
Less than 1	0%
1	25%
2	50%
3 or more	100%

Amounts contributed by the executive and us are contributed to the executive’s deferred compensation account and invested as communicated to us by the executive among such categories of deemed investments as may be made available by us. Earnings from the deemed investments are also credited to the participant’s deferred compensation account. However, the fact that an amount has been credited to a participant’s deferred compensation account will not operate to vest in the participant any benefit under the plan, except according to the vesting schedule set forth above. Currently, the investment opportunities are among various mutual funds, also available under the Company’s 401(k) Plan and Company stock. Executives may adjust their investment selections as of the end of each calendar month by giving us written notice at least 10 days in advance.

Distributions of amounts under the Deferred Compensation Plan are made upon a participant’s retirement (generally in the form of a 10-year certain annuity), death (lump sum), or severance (lump sum).

Executives may withdraw amounts of earnings deferred into the Deferred Compensation Plan as follows: (i) upon initial plan participation, participant may designate specific dollar amounts of deferrals to be paid to the participant at specific future dates prior to the termination of employment; and (ii) after initial plan participation, participant may request a withdrawal of deferrals, for any reason and in any amount.

Perquisites

Our Named Executive Officers are eligible to participate in all of the benefits programs we offer to our employees generally. Additionally, we provide personal benefits such as reimbursement for financial services, premium healthcare benefits, country club dues payments and housing allowances where we determine such personal benefits are a useful part of a competitive compensation package.

MANAGEMENT COMPENSATION

The following table includes certain summary information concerning the compensation awarded to, earned by or paid for services rendered in all capacities during 2006 by all individuals serving as our principal executive officer during fiscal year 2006, all individuals serving as principal financial officer during fiscal year 2006, the three most highly compensated executive officers who were serving as executive officers at the end of 2006 and one additional individual who would have been included but for the fact that he was not serving as an executive officer at the end of 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total
Paul Goldean(3) President and Chief Executive Officer	2006	488,077	-0-	0	103,251	-0-	-0-	111,423	(4)	702,751
Dean Miller Executive Vice President and Chief Financial Officer	2006	469,615	200,000 (5)	0	187,762	-0-	-0-	106,629	(6)	964,006
David Howell(7) Chief Executive Officer – Scottish Re Holdings Limited	2006	432,527	-0-	-0-	193,240	-0-	-0-	196,436	(8)	822,203
Hugh T. McCormick Executive Vice President, Corporate Development	2006	500,000	300,000 (9)	-0-	191,518	-0-	-0-	100,369	(10)	1,091,887
Cliff Wagner(11) President and Chief Executive Officer – Scottish Holdings, Inc.	2006	440,192	-0-	-0-	43,617	-0-	-0-	204,302	(12)	688,111
Scott E. Willkomm(13) Former President and Chief Executive Officer	2006	495,260	-0-	-0-	224,258	-0-	-0-	3,717,450	(14)	4,436,968
Seth Vance(15) Former President and Chief Executive Officer – Scottish Holdings, Inc.	2006	374,916	0	0	398,845	0	0	2,165,746		2,939,507

(1)	Represents the compensation cost of outstanding stock awards for financial reporting purposes for the year under SFAS 123R without regard to forfeiture assumptions. Refer to Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions made in the valuation of our stock awards. We have two restricted share award tranches based on the year of grant and service and performance period related to them: ‘‘2005-2007 Grants’’ and ‘‘2006-2008 Grants’’. ‘‘2005-2007 Grants’’ and ‘‘2006-2008 Grants’’ are comprised of two components – restricted stock units and performance shares. During the quarter ended September 30, 2006, we concluded that the performance targets of the performance shares in all these tranches were no longer probable of being achieved and as a result we reversed the compensation expense relating to these performance shares. As a result of this reversal, we are reflecting $0 values in this table.
(2)	Represents the compensation cost of outstanding option awards for financial reporting purposes for the year under SFAS 123R without regard to forfeiture assumptions. Refer to Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions made in the valuation of our stock options.
(3)	Mr. Goldean was named President and Chief Executive Officer on July 31, 2006.
(4)	Represents 401(k) matching contributions in the amount of $15,000, contributions by us to Mr. Goldean’s deferred compensation plan account in the amount of $70,308, life, health and disability insurance expenses in the amount of $18,070 and club membership dues in the amount of $8,045.
(5)	Mr. Miller’s bonus was negotiated as part of his employment agreement and was approved by the Compensation Committee on August 1, 2005.

(6)	Represents 401(k) matching contributions in the amount of $15,000, contributions by us to Mr. Miller’s deferred compensation plan account in the amount of $51,962, life, health and disability insurance expenses in the amount of $17,472, club membership dues in the amount of $4,331, gross ups for the payment of taxes in the amount of $8,691 and $9,173 in relocation benefits.
(7)	Amounts paid to Mr. Howell were paid in British pounds sterling. Such amounts were converted to U.S. Dollars using a conversion rate of $1.96603 for every 1£.
(8)	Represents life, health and disability insurance expenses in the amount of $4,433, club membership dues in the amount of $1,298 and contributions to Mr. Howell’s pension account (not managed by or on behalf of us) in the amount of $190,705.
(9)	Mr. McCormick’s $300,000 incentive bonus for 2006 was negotiated as part of his employment agreement and was approved by the Compensation Committee on February 16, 2006.
(10)	Represents 401(k) matching contributions in the amount of $15,000, contributions by us to Mr. McCormick’s deferred compensation plan account in the amount of 60,000, life, health and disability insurance expenses in the amount of $20,297 and club membership dues in the amount of $5,072.
(11)	Mr. Wagner was named President and Chief Executive Officer of Scottish Re (U.S.), Inc. in August 2006.
(12)	Represents an annual $110,000 housing allowance as provided under Mr. Wagner’s employment agreement, 401(k) matching contributions in the amount of $12,770, contributions by us to Mr. Wagner’s deferred compensation plan account in the amount of $4,769, contributions by us to an international pension plan available for executives ineligible for the 401(k) plan (of which Mr. Wagner was for part of fiscal year 2006) in the amount of $71,500, life, health and disability insurance expenses in the amount of $9,645 and club membership dues in the amount of $1,287.
(13)	Mr. Willkomm resigned his position as President and Chief Executive Officer on July 28, 2006.
(14)	Represents 401(k) matching contributions in the amount of $15,000, contributions by us to Mr. Willkomm’s deferred compensation plan account in the amount of $122,500, life, health and disability insurance expenses in the amount of $1,132, and a severance payment of $3,578,818.
(15)	Mr. Vance resigned his position as President and Chief Executive Officer – Scottish Holdings, Inc. on August 2, 2006.
(16)	Represents 401(k) matching contributions in the amount of $15,000, contributions by us to Mr. Vance’s deferred compensation plan account in the amount of $57,212, life, health and disability insurance expenses in the amount of $18,349, club membership dues in the amount of $1,905 and a severance payment of $2,073,280.

Grant of Plan-Based Awards for Fiscal Year 2006

The following table sets forth each equity award granted to our Named Executive Officers during the fiscal year ended December 31, 2006.

	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards(#)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Stock Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option awards ($/sh)(3)	Grant Date Fair Value of Stock and Options Awards($)(4)
		Threshold	Target	Maximum
Scott Willkomm	2/16/06	5,906	11,813	23,625	7,875	51,500	$24.75	$1,158,913
Paul Goldean	2/16/06	5,625	11,250	22,500	7,500	10,000	$24.75	$862,909
Dean Miller	2/16/06	1,500	3,000	6,000	2,000			$198,000
David Howell	2/16/06
Cliff Wagner	2/16/06	3,750	7,500	15,000	5,000			$495,000
Hugh McCormick	2/16/06					10,000	$24.75	$120,409
Seth Vance	2/16/06	3,750	7,500	15,000	5,000			$495,000

(1)	Each grant under the 2004 Equity Incentive Compensation Plan consists of ¾ performance shares, vesting of which is contingent upon the satisfaction of performance goals established by the Compensation Committee and ¼ restricted stock units which are time vested, with final cliff vesting occurring at the end of three years from the date of issuance.
(2)	Options were non-qualified stock options issued under the 2004 Equity Incentive Compensation Plan and are exercisable in three equal installments commencing on the first anniversary of issuance. The vesting schedule accelerates upon a change in control of our company. Vested stock options expire ten years after the grant date. Vested options are terminated earlier: (i) two years after death; (ii) two years after termination of employment due to permanent and total disability; (iii) 90 days after termination of employment prior to a change in control due to involuntary termination not for cause; (iv) the later of 90 days after termination of employment or two years after a change in control in the event of a termination of employment at or after a change in control due to involuntary termination not for cause or participant’s voluntary termination for good reason; (v) 60 days after participant’s voluntary termination of employment (other than retirement or voluntary termination for good reason; or (vi) immediately upon termination of employment for cause. Unvested options are forfeited immediately upon the termination of the employment of the participant.
(3)	The exercise price is 100% of the market value per share on the grant date. The market value per share is the closing price of an ordinary share of our company on the grant date on a national securities exchange on which the ordinary shares are listed on the last trading day for which a closing price was reported.
(4)	This amount reflects the grant date fair value in accordance with SFAS 123R.

Employment Agreement Material Terms

As stated above, we have executed an employment agreement with each of our Named Executive Officers. For each of the below employment agreements, ‘‘change in control’’ means the occurrence of any of the following: (i) the acquisition by a third party of 25% or more of the combined voting power of our company; (ii) individuals who, as of the date of execution of the employment agreement, constitute the Board, cease to constitute at least a majority of the board; (iii) the consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of our company, or (iv) approval by our shareholders of a complete liquidation or dissolution of the Company, and ‘‘cause’’ means: (i) habitual drug or alcohol use which impairs the executive’s ability to perform their duties under the employment agreement; (ii) executive’s conviction or a pleading of ‘‘no contest’’ or guilty to an arrestable offense resulting in a custodial sentence; (iii) executive’s engaging in fraud, embezzlement or any other illegal conduct with respect to the Company which acts are materially harmful to us; (iv) executive’s willful breach of the non-competition, confidentiality and non-solicitation provision of the employment agreement; (v) executive’s willful and continued failure or refusal to perform his duties; (vi) executive otherwise breaches any material provision of their employment agreement. During the term, we will make available to each Named Executive Officer and his eligible dependents, participation in all Company-sponsored employee benefit plans including all employee retirement income and welfare benefit policies, plans, programs or arrangements in which our senior executives participate, including any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, disability, salary continuation, and any other deferred compensation, incentive compensation, group and/or executive life, health, medical, hospital or other insurance, expense reimbursement or other employee benefit policies, plans programs or arrangements, including without limitation financial counseling services or any equivalent successor policies, plans, programs or arrangements that may now exist or be adopted hereafter by us. A summary of the other material terms of each employment agreement follows.

Paul Goldean    Mr. Goldean entered into an employment agreement with us dated as of July 1, 2002 and amended as of October 25, 2006. Pursuant to Mr. Goldean’s employment agreement, as amended, he will serve as our President and Chief Executive Officer during the term. The term of Mr. Goldean’s employment agreement commenced on July 1, 2002 and, beginning on the third anniversary of the commencement date, automatically renewed and continues to renew for successive one-year periods until either party provides the other at least ninety days prior written notice of non-renewal at the end of any additional term. Mr. Goldean’s employment agreement, as amended, sets his annual base salary at $550,000. We will pay Mr. Goldean a cash bonus based upon pre-established performance goals established by the Board.

We have the right to terminate Mr. Goldean’s employment at anytime for cause or without cause and Mr. Goldean may terminate his employment with us for good reason or without good reason. Prior to a change in control, good reason for Mr. Goldean means: (a) our failure to comply with any material provision of the employment agreement, (b) our liquidation, dissolution, merger, consolidation or reorganization or that of all of our business and/or assets, unless the successor assumes all duties and obligations under Mr. Goldean’s employment agreement, or (c) upon our notification to Mr. Goldean of our intent not to renew his employment agreement upon expiration. On or after a change in control, good reason for Mr. Goldean means: (a) any of the events described in the preceding sentence, (b) any material and adverse change to his duties or authority inconsistent with his title, (c) a diminution in his title or position, (d) relocation of his office, (e) reduction in his base salary, or (f) a material reduction in his benefits.

In the event we terminate Mr. Goldean’s employment for cause or he terminates his employment without good reason, Mr. Goldean is only due his accrued but unpaid base salary. In the event, without existence of a change in control, we terminate Mr. Goldean’s employment without cause or he terminates his employment for good reason, we will pay Mr. Goldean severance pay equal to one times his annual base pay at the highest rate in effect for any year prior to the termination, one times his highest annual incentive compensation earned during the prior three fiscal years (annual base pay at the highest rate in effect for any year prior to the termination and highest annual incentive compensation earned during the prior three fiscal years together being his ‘‘total cash compensation’’) and will provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months. In the event of a change in control (including 120 days prior to the change in control), and for two years thereafter, if Mr. Goldean’s employment is terminated by us without cause or by Mr. Goldean for good reason, we will pay Mr. Goldean severance pay equal to three times his total cash compensation and will also provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months.

Dean Miller    Mr. Miller entered into an employment agreement with us dated as of July 18, 2005. Pursuant to Mr. Miller’s employment agreement he will serve as our Executive Vice President and Chief Financial Officer during the term. The term of Mr. Miller’s employment agreement commenced on July 18, 2005 and expires on July 18, 2008. Commencing on July 18, 2008, Mr. Miller’s employment agreement will be automatically renewed and will continue to renew for successive one-year periods until either party provides the other at least ninety days prior written notice of non-renewal at the end of any additional term. Mr. Miller’s employment agreement sets his annual base salary at $450,000, which was subsequently increased to his current annual base salary of $470,000. We will pay Mr. Miller a cash bonus based upon pre-established performance goals established by the Board. For the calendar years ended December 31, 2005 and December 31, 2006, Mr. Miller received a guaranteed minimum incentive bonus of $200,000, pursuant to his employment agreement.

We have the right to terminate Mr. Miller’s employment at anytime for cause or without cause and Mr. Miller may terminate his employment with us for good reason or without good reason. Prior to a change in control, good reason for Mr. Miller means: (a) our failure to comply with any material provision of the employment agreement, (b) our liquidation, dissolution, merger, consolidation or reorganization or that of all of our business and/or assets, unless the successor assumes all duties and obligations under Mr. Miller’s employment agreement, or (c) upon our notification to Mr. Miller of our intent not to renew his employment agreement upon expiration. On or after a change in control, good reason for Mr. Miller means: (a) any of the events described in the preceding sentence, (b) any material and adverse change to his duties or authority inconsistent with his title, (c) a diminution in his title or position, (d) relocation of his office, (e) reduction in his base salary, or (f) a material reduction in his benefits.

In the event we terminate Mr. Miller’s employment for cause or he terminates his employment without good reason, he is only due his accrued but unpaid base salary. In the event, without existence of a change in control, we terminate Mr. Miller’s employment without cause or he terminates his employment for good reason, we will pay Mr. Miller severance pay equal to two times his annual base pay at the highest rate in effect for any year prior to the termination, two times his highest annual incentive compensation earned during the prior three fiscal years (annual base pay at the highest rate in effect for any year prior to the termination and highest annual incentive compensation earned during the prior three fiscal years together being his ‘‘total cash compensation’’) and will provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months. In the event of a change in control (including 120 days prior to the change in control), and for two years thereafter, if Mr. Miller’s employment is terminated by us without cause or by Mr. Miller for good reason, we will pay Mr. Miller severance pay equal to three times his total cash compensation and will also provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months.

Hugh McCormick    Mr. McCormick entered into an employment agreement with us dated as of February 1, 2005. Pursuant to Mr. McCormick’s employment agreement he will serve as our Executive Vice President – Corporate Development during the term. The term of Mr. McCormick’s employment agreement commenced on February 1, 2005 and expires on February 1, 2008. Commencing on February 1, 2008, Mr. McCormick’s employment agreement will be automatically renewed and will continue to renew for successive one-year periods until either party provides the other at least ninety days prior written notice of non-renewal at the end of any additional term. Mr. McCormick’s employment agreement sets his annual base salary at $500,000. We will pay Mr. McCormick a cash bonus based upon pre-established performance goals established by the Board. For the calendar years ended December 31, 2005 and December 31, 2006, Mr. McCormick received a guaranteed minimum incentive bonus of $300,000, pursuant to his employment agreement.

We have the right to terminate Mr. McCormick’s employment at anytime for cause or without cause and Mr. McCormick may terminate his employment with us for good reason or without good reason. Prior to a change in control, good reason for Mr. McCormick means: (a) our failure to comply with any material provision of the employment agreement, (b) our liquidation, dissolution, merger, consolidation or reorganization or that of all of our business and/or assets, unless the successor assumes all duties and obligations under Mr. McCormick’s employment agreement, (c) upon our notification to Mr. McCormick’s of our intent not to renew his employment agreement upon expiration, or (d) for any reason or without reason on or after November 29, 2009. On or after a change in control, good reason for Mr. McCormick means: (a) any of the events described in the preceding sentence, (b) any material and adverse change to his duties or authority inconsistent with his title, (c) a diminution in his title or position, (d) relocation of his office, (e) reduction in his base salary, (f) a material reduction in his benefits; or (g) for any reason, or without reason.

In the event we terminate Mr. McCormick’s employment for cause or he terminates his employment without good reason, he is only due his accrued but unpaid base salary. In the event, without existence of a change in control, we terminate Mr. McCormick’s employment without cause or he terminates his employment for good reason (which after November 29, 2009 will also be for any reason or without reason), we will pay Mr. McCormick severance pay equal to two times his annual base pay at the highest rate in effect for any year prior to the termination, two times his highest annual incentive compensation earned during the prior three fiscal years (annual base pay at the highest rate in effect for any year prior to the termination and highest annual incentive compensation earned during the prior three fiscal years together being his ‘‘total cash compensation’’) and will provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months. In the event of a change in control (including 120 days prior to the change in control), and for two years thereafter, if Mr. McCormick’s employment is terminated by us without cause or by Mr. McCormick for good reason (which includes for any reason, or without reason), we will pay Mr. McCormick severance pay equal to three times his total cash compensation and will also provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months.

David Howell    Mr. Howell entered into an employment agreement with us dated as of October 25, 2005. Pursuant to Mr. Howell’s employment agreement he will serve as Deputy Chief Executive Officer of Scottish Re Holdings Limited. His title was changed to Chief Executive Officer in May, 2006. The term of Mr. Howell’s employment agreement commenced on November 1, 2005 and expires on November 1, 2008. Commencing on November 1, 2008, Mr. Howell’s employment agreement will be automatically renewed and will continue to renew for successive one-year periods until either party provides the other at least ninety days prior written notice of non-renewal at the end of any additional term. Mr. Howell’s employment agreement sets his annual base salary at £195,000 or $383,376 using a conversion ratio of $1.96603 for every £1, which was subsequently increased to £220,000 or $432,527 using the same conversion ratio. We will pay Mr. Howell a cash bonus based upon pre-established performance goals established by the Board. Mr. Howell is also entitled to receive from us three annual payments to a pension account maintained by Mr. Howell outside of the Company in the amount of £75,000 each or $147,453.

We have the right to terminate Mr. Howell’s employment at anytime for cause or without cause and Mr. Howell may terminate his employment with us for good reason or without good reason. Prior to a change in control, good reason for Mr. Howell means: (a) our failure to comply with any material provision of the employment agreement, (b) our liquidation, dissolution, merger, consolidation or reorganization or that of all of our business and/or assets, unless the successor assumes all duties and obligations under Mr. Howell’s employment agreement, or (c) upon our notification to Mr. Howell of our intent not to renew his employment agreement upon expiration. On or after a change in control, good reason for Mr. Howell means: (a) any of the events described in the preceding sentence, (b) any material and adverse change to his duties or authority inconsistent with his title, (c) a diminution in his title or position, (d) relocation of his office, (e) reduction in his base salary; or (f) a material reduction in his benefits.

In the event we terminate Mr. Howell’s employment for cause or he terminates his employment without good reason, he is only due his accrued but unpaid base salary. In the event, without existence of a change in control, we terminate Mr. Howell’s employment without cause or he terminates his employment for good reason, we will pay Mr. Howell severance pay equal to: (a) one times his annual base pay at the highest rate in effect for any year prior to the termination and one times his highest annual incentive compensation earned during the prior three fiscal years (annual base pay at the highest rate in effect for any year prior to the termination and highest annual incentive compensation earned during the prior three fiscal years together being his ‘‘total cash compensation’’) that he would have received during the initial term, (b) earned, but unpaid incentive bonus for the year of termination, and (c) will provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months. In the event of a change in control (including 120 days prior to the change in control), and for two years thereafter, if Mr. Howell’s employment is terminated by us without cause or by Mr. Howell for good reason, we will pay Mr. Howell severance pay equal to three times his total cash compensation and will also provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months.

Cliff Wagner    Mr. Wagner entered into an employment agreement with us dated as of June 1, 2002. Pursuant to Mr. Wagner’s employment agreement he will serve as Executive Vice President and Chief Actuary. His title was changed to President and Chief Executive Officer, Scottish Holdings, Inc. in August, 2006. The term of Mr. Wagner’s employment agreement commenced on June 1, 2002 and beginning on the third anniversary of the commencement date, automatically renewed and continues to renew for successive one-year periods until either party provides the other at least ninety days prior written notice of non-renewal at the end of any additional term. Mr. Wagner’s employment agreement sets his annual base salary at $250,000, which was subsequently increased to his current annual base salary of $450,000. We will pay Mr. Wagner a cash bonus based upon pre-established performance goals established by the Board.

We have the right to terminate Mr. Wagner’s employment at anytime for cause or without cause and Mr. Wagner may terminate his employment with us for good reason or without good reason. Prior to a change in control, good reason for Mr. Wagner means: (a) our failure to comply with any material provision of the employment agreement, (b) our liquidation, dissolution, merger, consolidation or reorganization or that of all of our business and/or assets, unless the successor assumes all duties and obligations under Mr. Wagner’s employment agreement, or (c) upon our notification to Mr. Wagner of our intent not to renew his employment agreement upon expiration. On or after a change in control, good reason for Mr. Wagner means: (a) any of the events described in the preceding sentence, (b) any material and adverse change to his duties or authority inconsistent with his title, (c) a diminution in his title or position, (d) relocation of his office, (e) reduction in his base salary; or (f) a material reduction in his benefits. In the event we terminate Mr. Wagner’s employment for cause or he terminates his employment without good reason, he is only due his accrued but unpaid base salary. In the event, without existence of a change in control, we terminate Mr. Wagner’s employment without cause or he terminates his employment for good reason, we will pay Mr. Wagner severance pay equal to one times his annual base pay at the highest rate in effect for any year prior to the termination, one times his highest annual incentive compensation earned during the prior three fiscal years (annual base pay at the highest rate in effect for any year prior to the termination and highest annual incentive compensation earned during the prior three fiscal years together being his ‘‘total cash compensation’’) and will provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months. In the event of a change in control (including 120 days prior to the change in control), and for two years thereafter, if Mr. Wagner’s employment is terminated by us without cause or by Mr. Wagner for good reason, we will pay Mr. Wagner severance pay equal to three times his total cash compensation and will also provide health insurance, life insurance, and other medical benefits substantially similar to those he was receiving immediately prior to the termination for twelve months.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth the information regarding each unexercised option held by each of our Named Executive Officers and each unexercised stock award held by each Named Executive Officer as of December 31, 2006.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option exercise Price ($)	Option expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Goldean	2/11/2002(1)	28,000	7,000	17.30	2/11/2012	—	—	—	—
	2/17/2005	—	—	—	—	2,500	13,350	7,500	40,050
	2/18/2005(2)	3,334	6,666	25.817	2/18/2015	—	—	—	—
	2/16/2006(2)	0	10,000	24.75	2/16/2016	—	—	—	—
	2/16/2006	—	—	—	—	7,500	40,050	22,500	120,150
Dean Miller	7/18/2005(2)	16,667	33,333	25.35	7/18/2015	—	—	—	—
	7/18/2005	—	—	—	—	16,250	86,775	48,750	260,325
	2/16/2006	—	—	—	—	2,000	10,680	6,000	32,040
David Howell	11/1/2005(2)	16,667	33,333	24.89	11/1/2015	—	—	—	—
	11/1/2005	—	—	—	—	7,500	40,050	22,500	120,150
Cliff Wagner	2/8/2001(1)	15,000	0	14.125	2,8,2011	—	—	—	—
	2/11/2002(1)	8,000	2,000	17.30	2/11/2012	—	—	—	—
	2/17/2005	—	—	—	—	2,500	13,350	7,500	40,050
	2/18/2005	3,334	6,666	25.817	2/18/2015	—	—	—	—
	2/16/2006	—	—	—	—	5,000	26,700	15,000	80,100
Hugh McCormick	2/1/2005(2)	16,667	33,333	25.586	2/1/2015	—	—	—	—
	2/1/2005	—	—	—	—	12,500	66,750	37,500	200,250
	2/16/2006(2)	—	10,000	24.75	2/16/2016	—	—	—	—
Scott Willkomm	2/17/2005	—	—	—	—	6,250	33,375	18,750	100,125
	2/16/2006	—	—	—	—	7,875	42,053	23,625	126,158
Seth Vance	5/5/2004	—	—	—	—	17,500	93,450	52,500	280,350
	2/16/2006	—	—	—	—	5,000	26,700	15,000	80,100

(1)	Options vest in 1/5 increments on the first, second, third, fourth and fifth anniversary of the grant date.
(2)	Options vest in 1/3 increments on the first, second and third anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal Year 2006

    The following table shows the number of shares acquired on exercise of options by each Named Executive Officer during the fiscal year ended December 31, 2006 and the number of shares acquired on vesting of stock awards held by each Named Executive Officer during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Paul Goldean	-0-	-0-	-0-	-0-
Dean Miller	-0-	-0-	-0-	-0-
David Howell	-0-	-0-	-0-	-0-
Cliff Wagner	-0-	-0-	-0-	-0-
Hugh McCormick	-0-	-0-	-0-	-0-
Scott Willkomm	230,000	493,088.00	4,162	67,345.00
Seth Vance	-0-	-0-	13,850	93,183.77

Nonqualified Deferred Compensation for 2006

The following table presents information regarding the contributions to and earnings of the Named Executive Officers’ deferred compensation accounts in the Deferred Compensation Plan, during 2006, and also shows the total deferred amounts for the Named Executive Officers as of December 31, 2006. See our description of the Deferred Compensation Plan under the caption ‘‘Retirement Benefits’’ earlier in this document for a discussion of the material terms of the plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul Goldean	-0-	70,308	(8,515)	-0-	160,134
Dean Miller	-0-	51,962	6,044	-0-	78,274
David Howell	-0-	-0-	-0-	-0-	-0-
Cliff Wagner	-0-	4,769	340	-0-	5,109
Hugh McCormick	-0-	60,000	(69,494)	-0-	37,011
Scott Willkomm	-0-	122,500	(406,099)	165,654	76,618
Seth Vance	-0-	-0-	13,850		93,183.77

(1)	All amounts are reflected in the Summary Compensation Table under the ‘‘All Other Compensation’’ column.

Potential Payments Upon Termination or Change in Control

The following table shows the amounts that would have been paid to the Named Executive Officers had their employment been terminated with us on December 31, 2006 under various termination scenarios using 2006 base pay and bonus. In the event the executive was terminated for cause or left our employ without good reason, except for a termination due to death or disability, he would only be due accrued salary and bonus. In that Mr. Willkomm and Mr. Vance did terminate their employment with us during 2006, their figures are actuals:

Named Executive Officer	Terminated in the case of death or disability, without cause or executive leaves for good reason with no change in control		Terminated without cause or executive leaves for good reason upon a change in control
Scott Willkomm	$3,578,818	(1)	—
Paul Goldean	$1,153,684	(2)	$3,083,684	(3)
Dean Miller	$1,877,077	(4)	$2,547,077	(5)
David Howell	$1,224,699	(6)	$1,826,796	(7)
Hugh McCormick	$1,929,507	(8)	$2,729,507	(9)
Cliff Wagner	$1,133,518	(10)	$2,729,507	(11)
Seth Vance	$2,073,280	(12)	—

(1)	Payment was made to Mr. Willkomm on February 2, 2007 and include a $3,546,833 severance payment and $31,985 for health insurance, life insurance and medical benefits.
(2)	Includes an $815,000 severance payment, $300,000 pursuant to the Senior Executive Success Plan and $38,684 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Goldean’s employment agreement.
(3)	Includes a $2,745,000 severance payment, $300,000 pursuant to the Senior Executive Success Plan and $38,684 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Goldean’s employment agreement.
(4)	Includes Mr. Miller’s $200,000 guaranteed bonus paid to him on February 27, 2007 pursuant to his employment agreement, a $1,340,000 severance payment, $300,000 due Mr. Miller pursuant to the Senior Executive Success Plan and $37,077 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Miller’s employment agreement.
(5)	Includes Mr. Miller’s $200,000 guaranteed bonus paid to him on February 27, 2007 pursuant to his employment agreement, a $2,010,000 severance payment, $300,000 due Mr. Miller pursuant to the Senior Executive Success Plan and $37,077 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Miller’s employment agreement.
(6)	Includes a $1,019,878 severance payment (converted from £518,750 using a conversion rate of $1.96603 for every 1£), $200,000 pursuant to the Senior Executive Success Plan and $4,821 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Howell’s employment agreement.
(7)	Includes a $1,621,975 severance payment (converted from £825,000 using a conversion rate of $1.96603 for every 1£), $200,000 pursuant to the Senior Executive Success Plan and $4,821 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Howell’s employment agreement.
(8)	Includes Mr. McCormick’s $300,000 guaranteed bonus paid to him on February 27, 2007 pursuant to his employment agreement, a $1,600,000 severance payment and $29,507 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. McCormick’s employment agreement.

(9)	Includes Mr. McCormick’s $300,000 guaranteed bonus paid to him on February 27, 2007 pursuant to his employment agreement, a $2,400,000 severance payment and $29,507 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. McCormick’s employment agreement.
(10)	Includes a $905,000 severance payment (which includes a $120,000 housing allowance), $200,000 pursuant to the Senior Executive Success Plan and $28,518 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Wagner’s employment agreement.
(11)	Includes a $2,715,000 severance payment (which includes a $360,000 housing allowance), $200,000 pursuant to the Senior Executive Success Plan and $28,518 for 12 months of health insurance, life insurance and medical benefits pursuant to Mr. Wagner’s employment agreement.
(12)	Payment was made to Mr. Vance on February 2, 2007 and include a $2,026,762 severance payment and $46,518 for health insurance, life insurance and medical benefits.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Directors who are also our employees are not paid any fees or additional compensation for services as members of our Board or any committee thereof. In 2006, non-employee directors received cash in the amount of $65,000 per annum, $3,000 per Board or committee meeting attended in person, $1,000 per Board or committee meeting attended via teleconference if the meeting lasted an hour or more and $500 per Board or committee meeting attended via teleconference if the meeting lasted less than an hour. The chairman of the Audit Committee, Michael Austin, received a fee of $5,000 per meeting and the chairman of each of the other committees, William Caulfeild-Browne (Corporate Governance), Jeffrey Hughes (Compensation), and Jean Claude Damerval (Investment), received a fee of $3,500 per meeting.

On July 31, 2006, the Board appointed Mr. Schafer and Bill Caulfeild-Browne to a special committee, The Office of the Chairman, to assist executive management in directing our company, for a term of three months beginning August 1, 2006. On October 25, 2006, the Board extended this appointment an additional month, to end on November 30, 2006. During such time, Mr. Schafer was compensated at a rate of $300,000 per month for a total of $1,200,000 and Mr. Caulfeild-Browne was compensated at a rate of $200,000 per month for a total of $800,000, both of which amounts are set forth in the All Other Compensation column, below. On November 26, 2006, the Board resolved, effective November 30, 2006, to terminate the Office of the Chairman because, as a result of the execution of the Securities Purchase Agreement described below, the Board determined that the position was no longer necessary. Mr. Schafer and Mr. Caulfeild-Browne remain directors of our company. The Board also approved a success plan for Mr. Schafer and Mr. Caulfeild-Browne to create an incentive to obtain the best possible transaction for shareholders, with payments to be made if our sales price in any transaction exceeded $12 per share. Because the effective purchase price of the sale of our convertible shares pursuant to the Securities Purchase Agreement executed on November 26, 2006 is $4 per share, we do not expect to make any payment to Mr. Schafer or Mr. Caulfeild-Browne under this success plan.

The following table shows the compensation earned by each of our non-officer directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Michael Austin	$134,000	-0-	-0-	$134,000
Bill Caulfeild-Browne	$111,500	-0-	$800,000	$911,500
Robert M. Chmely	$136,500	-0-	-0-	$136,500
Jean Claude Damercal	$120,000	-0-	-0-	$120,000
Michael French	$130,500	-0-	-0-	$100,500
Jeffrey Hughes(2)	$33,500	-0-	-0-	$33,500
Lord Norman Lamont	$128,000	-0-	-0-	$128,000
Hazel O’Leary	$129,500	-0-	-0-	$129,500
Glenn Schafer	$212,750	$120,409 (3)	$1,200,000	$1,503,159
William Spiegel(4)	$95,000	-0-	-0-	$95,000

(1)	Represents the compensation cost of outstanding option awards for financial reporting purposes for the year under SFAS 123R without regard to forfeiture assumptions. Refer to our financial statements and Note 13 to our financial statements Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions made in the valuation of our option awards.
(2)	Elected to the Board effective June 22, 2006.
(3)	Options were non-qualified stock options issued under the 2004 Equity Incentive Compensation Plan and are immediately exercisable.
(4)	Resigned from the Board effective June 22, 2006.

The following table shows for each director: (i) total outstanding options as December 31, 2006; (ii) total cash value of such options at December 31, 2006; (iii) total restricted shares outstanding at December 31, 2006. Except as provided in the footnotes, all options are fully exercisable. Information regarding Mr. Goldean’s options and restricted shares is included under the caption ‘‘Restricted Shares’’ and ‘‘Stock Options’’ above.

Name	Outstanding Options Exercisable for Ordinary Shares		Weighted Average Exercise Price	Total Cash Value of Options	Restricted Shares
Michael Austin	22,000		$15.80	$0	—
Bill Caulfeild-Browne	22,000		$15.80	$0	—
Robert M. Chmely	22,000		$15.80	$0	—
Jean Claude Damerval	10,000		$22.55	$0	—
Michael French	401,667	(1)	$16.52	$0	10,000	(2)
Jeffrey Hughes	—		—	$0	—
Lord Norman Lamont	14,750		$19.29	$0	—
Hazel O’Leary	18,000		$16.31	$0	—
Glenn Schafer	10,000		$24.75	$0	—

(1)	Includes fully exercisable options for 390,001 ordinary shares and options for 11,666 ordinary shares which will vest on 2/18/2008, the third anniversary of the grant date.
(2)	Includes: (a) grants of 2,500 Restricted Stock Units which will vest in full as of the consummation of a change in control; and (b) grants of 7,500 Performance Shares of which at least 50% will vest as of the consummation of a change in control and an additional amount may vest if the stated performance goals have been satisfied as of the consummation of a change in control.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, the Compensation Committee had responsibility for our executive compensation practices and policies. No officer or employee of the Company or its subsidiaries is a member of the Compensation Committee.

Compensation Committee Report

The Compensation Committee of Scottish Re Group Limited has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A.

COMPENSATION COMMITTEE Jeffrey Hughes (Chairman) Lord Norman Lamont Hazel O’Leary

PROPOSAL FOR APPROVAL OF THE 2007 SCOTTISH RE GROUP LIMITED STOCK
OPTION PLAN

(Proposal No. 2)

Our Compensation Committee has recommended and our Board has approved, subject to shareholder approval, the 2007 Stock Option Plan. The 2007 Stock Option Plan permits the grant of stock options (‘‘Options’’).

The following summary of certain features of the 2007 Stock Option Plan is qualified in its entirety by reference to the full text of the 2007 Stock Option Plan, which is included as Annex A to this Proxy Statement. Capitalized terms used herein but not defined have the same meanings as set forth in the 2007 Stock Option Plan.

Purpose of the 2007 Stock Option Plan

The purpose of the 2007 Stock Option Plan is to motivate and retain the officers, employees, directors and consultants who are responsible for the attainment of the primary long-term performance goals of the Company and to provide them with an increased incentive to promote the Company’s success in order to serve the best interests of the Company and its shareholders.

Duration

If approved by the Company’s shareholders, the 2007 Stock Option Plan will become effective on July 18, 2007 until terminated by the Compensation Committee; provided, that the termination of the 2007 Stock Option Plan may not adversely affect any right with respect to an Option granted to a participant without such participant’s written consent.

Administration

The 2007 Stock Option Plan is administered by the Compensation Committee. The Compensation Committee consists solely of two or more directors of our Board who are ‘‘non-employee directors’’ within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and ‘‘outside directors’’ within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). Under the provisions of the 2007 Stock Option Plan, the Compensation Committee has the authority to: (i) select the officers, employees, directors and consultants who may become participants; (ii) determine the number of Ordinary Shares covered by any Option granted to a participant; (iii) amend any Award Agreement or otherwise take action that would affect an Option, provided that no such amendment or action may adversely affect the terms of any outstanding Option without the consent of the participant; (iv) establish from time to time regulations for the administration of the 2007 Stock Option Plan; (v) interpret the 2007 Stock Option Plan; (vi) delegate in writing administrative matters to committees of the Board or to other persons; and (vii) make such other determinations and take such other action as it deems necessary or advisable for the administration of the 2007 Stock Option Plan. All decisions, actions and interpretations of the Compensation Committee will be final, conclusive and binding on all parties.

Amendment

The 2007 Stock Option Plan may be amended by the Compensation Committee from time to time without shareholder approval, unless such amendment would (i) increase the number of Ordinary Shares available for issuance under the 2007 Stock Option Plan or the individual Option award limits; (ii) lower the minimum option price at which an Option may be granted; (iii) extend the maximum term for Options granted under the 2007 Stock Option Plan; (iv) reprice any outstanding Option (or cancel and regrant a new Option with a lower option price); or (v) require shareholder approval under any applicable law, rule or regulation (including any rule or regulation of any stock exchange where the Company’s Ordinary Shares are listed).

Eligibility

Officers, employees, directors and consultants of the Company and its subsidiaries who are selected by the Compensation Committee may be granted Options from time to time under the 2007 Stock Option Plan. As of the date of this Proxy Statement, approximately 60 employees, 11 directors and no consultants will be eligible to receive Options under the 2007 Stock Option Plan if it is approved by shareholders.

Shares Subject to the 2007 Stock Option Plan

The number of shares initially reserved for issuance under the 2007 Stock Option Plan is 18,000,000. The shares issued upon the exercise of Options granted under the Plan may be authorized and unissued shares or, if applicable, shares purchased on the open market by the Company. If any Option granted under the 2007 Stock Option Plan is canceled or expires without the shares covered by such Option being purchased by the applicable optionee, new Options may thereafter be granted covering such shares.

In the event of any change in the Ordinary Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Ordinary Shares, the number and kind of Ordinary Shares subject to outstanding Options and the option price will be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the 2007 Stock Option Plan. The closing price of the Company’s Ordinary Shares was $5.12, as reported on the New York Stock Exchange on June 14, 2007.

Individual Limits

The maximum aggregate number of shares with respect to which Options may be granted in any fiscal year to any one participant shall be 2,000,000 Ordinary Shares.

Options

Each Option granted under the 2007 Stock Option Plan will be evidenced by an Award Agreement that will specify the option price, which will be equal to the Fair Market Value of an Ordinary Share on the date the Option is granted, the number of Ordinary Shares to which the Option pertains, and such other terms and conditions as the Compensation Committee shall determine. Options may be exercised at such times and subject to such restrictions as described in the applicable Award Agreement and as determined by the Compensation Committee, provided that no Options granted under the 2007 Stock Option Plan will have a term of more than ten (10) years. Optionees shall not have any rights to dividend equivalents. Payment for Ordinary Shares issued upon exercise of an Option generally may be made in cash or any other method permitted by the Compensation Committee, or a combination of any permitted payment method. Options granted under the 2007 Stock Option Plan will not be incentive stock options within the meaning of Section 422 of the Code.

Unless otherwise provided in an Award Agreement, fifty percent (50%) of each Option will vest based on the participant’s continued employment or service with the Company or its subsidiaries (the ‘‘Time-Based Options’’) and the remaining fifty percent (50%) will vest based on the achievement of certain performance targets as established by the Board in its sole discretion for each relevant fiscal year (the ‘‘Performance-Based Options’’). With respect to the Time-Based Options, twenty percent (20%) will vest on the grant date and an additional twenty percent (20%) will vest on each anniversary of the grant date, subject to the participant’s continued employment or service with the Company or its subsidiaries. With respect to the Performance-Based Options, following the close of each fiscal year after the grant of the Option, and subject to the participant’s continued employment or service with the Company or its subsidiaries on the close of the applicable fiscal year, ten percent (10%) of the Performance-Based Options will vest if the Company’s performance targets are attained and ten percent (10%) will vest if the participant’s respective division/segment performance targets are attained. The Board has the sole discretion to determine the extent to which pre-established performance targets have been attained. In addition, any vested Performance-Based Options will not become exercisable until the end of the fifth (5th) fiscal year following the closing date of the Securities Purchase Agreement (i.e., May 7, 2007); provided, however, that if the Company achieves an A− rating or better from Standard & Poor’s or AM Best within eighteen (18) months following such closing date, all Performance-Based Options with regard to fiscal years 2007 and 2008 will fully vest and become exercisable.

It is not possible at this time to determine the Options that will be granted in the future under the 2007 Stock Option Plan. The Compensation Committee has not yet determined all of the terms of the Options to be granted under the 2007 Stock Option Plan.

Transferability of Options

Options may not be transferred, other than by will or the laws of descent and distribution, unless otherwise specified in the Award Agreement.

Change of Control

In the event of a Change of Control (as defined in the 2007 Stock Option Plan) that occurs after the effective date of the 2007 Stock Option Plan, the Compensation Committee may, in its sole discretion, provide for (i) the termination of an Option upon the consummation of the Change of Control, but only if the participant has been permitted to exercise the Option in full for a period of not less than ten (10) days prior to the Change of Control, (ii) the acceleration of all or any portion of an Option, (iii) the payment of any amount (in cash or, in the discretion of the Compensation Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) in exchange for the cancellation of such Option, which may equal the excess, if any, of the Fair Market Value of the Ordinary Shares subject to such Options over the aggregate option price of such Options, and/or (iv) the issuance of substitute Options that will substantially preserve the otherwise applicable terms of any affected Options previously granted under the 2007 Stock Option Plan.

Notwithstanding the foregoing, upon a Change of Control, all Options, to the extent not previously canceled of forfeited, shall become 100% vested and exercisable.

Tax Withholding

If the Company is required to withhold taxes in connection with Options granted under the 2007 Stock Option Plan, the Company may make such provisions and take such steps as it may deem necessary or appropriate to satisfy such tax withholding obligations including, but not limited to (i) reducing the number of Ordinary Shares otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of the minimum statutory withholding taxes from the amount otherwise payable under the 2007 Stock Option Plan, (ii) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a participant, or (iii) requiring a participant, beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Ordinary Shares.

Termination of Employment or Service

In the event of a participant’s termination of employment or service with the Company and its affiliates for Cause (as defined in the 2007 Stock Option Plan), all unexercised Options granted to a participant (whether vested or unvested) will terminate as of the date of such termination without payment of consideration.

In the event of a participant’s termination of employment or service with the Company and its affiliates by the Company (or its affiliates) other than for Cause, or by the participant for any reason (other than death or Disability), any unvested Options will terminate without payment of consideration as of the date of such termination and any portion of the participant’s Option that was vested and exercisable on such date will remain exercisable for a period of ninety (90) days after the date of such termination. Any portion of an Option not exercised within such ninety (90) day period will be forfeited; provided, however, that in no event may any Option be exercised after its expiration.

In the event a participant’s employment or service with the Company and its affiliates terminates on account of the participant’s death or Disability (as defined in the 2007 Stock Option Plan), any unvested Options will terminate and the participant (or his or her personal representative) may exercise all vested and exercisable Options within the earlier of (a) one year from the date of such termination or (b) the expiration of the Option.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Options granted under the 2007 Stock Option Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Nonqualified Stock Options

No income will be recognized by a participant at the time a nonqualified stock option is granted. Ordinary income will be recognized by a participant at the time a nonqualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the Ordinary Shares issued to the participant over the option price. This ordinary (compensation) income will also constitute wages subject to withholding, and we will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

If a participant makes payment of the option price by delivering Ordinary Shares, the participant generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized, will be excluded from his or her basis in the new Ordinary Shares received. Capital gain or loss on a subsequent sale or other disposition of the Ordinary Shares acquired upon the exercise of a nonqualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such Ordinary Shares. The tax basis of the Ordinary Shares acquired upon the exercise of any nonqualified stock option will be equal to the sum of the option price of such nonqualified stock option and the amount included in income with respect to such Option.

Vote Required

The required vote for approval of the 2007 Stock Option Plan is the affirmative vote by ordinary resolution of the holders of at least a majority of such shares as, being entitled to do so, vote in person or by proxy at the Annual General Meeting where a quorum is present in person or by proxy, provided that the total votes cast represent over fifty percent in interest of all shares entitled to vote on the proposal, as required under the shareholder approval rules of the New York Stock Exchange. For purposes of determining whether the total votes cast represent over fifty percent in interest of all securities entitled to vote, abstentions will count as shares cast and broker non-votes will not count as votes cast.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE APPROVAL OF THE
2007 SCOTTISH RE GROUP LIMITED STOCK OPTION PLAN.

PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

On February 8, 2007, and then again on June 13, 2007, the Audit Committee selected, and the Board unanimously approved the selection, subject to ratification by our shareholders, of Ernst & Young LLP to continue to serve as our independent registered public accounting firm for us and our subsidiaries for the fiscal year ending December 31, 2007. Ernst & Young LLP has served as our independent registered public accounting firm since 1998.

Representatives of Ernst & Young LLP are expected to be available during the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Audit Committee Report

On May 31, 2002, the Board of Directors of Scottish Re Group Limited (the ‘‘Company’’) adopted an Audit Committee Charter, which was last reviewed and amended on February 15, 2006. The Audit Committee is currently composed of four outside directors who are not officers or employees of the Company or its subsidiaries. All members of the Audit Committee are independent as defined by Section 303 of the New York Stock Exchange Listed Company Manual.

As more fully described in the Audit Committee Charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the financial statements to generally accepted accounting principles. Additionally, the independent registered public accounting firm is responsible for performing an audit of management’s assessment of internal control over financial reporting and an audit of the effectiveness of the internal control over financial reporting. The internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee determines.

The Audit Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited financial statements and the report on the audit of internal control over financial reporting contained in the Company’s Annual Report to Shareholders on Form 10-K for the year ended December 31, 2006. The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to SAS No. 61 and SAS No. 90 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (‘‘Independence Discussions with Audit Committees’’), and has discussed with Ernst & Young LLP their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The foregoing report is provided by the following independent directors who constitute the Audit Committee:

Michael Austin (Chairman)	Robert Chmely
Jean-Claude Damerval	Lord Norman Lamont

Fees Billed to the Company by Ernst & Young LLP

The following is a description of the fees billed to the Company by Ernst & Young LLP during the years ended December 31, 2005 and 2006:

Audit Fees.    Audit fees include fees paid in connection with the annual audit of our financial statements and internal control, audits of subsidiary financial statements and review of interim financial statements, including Form 10-Q. Audit fees also include fees for services that are closely related to the audit and in many cases could only be provided by our independent registered public accounting firm. Such services include comfort letters and consents related to Securities and Exchange Commission registration statements and other capital us by Ernst & Young LLP for audit services for the years ended December 31, 2005 and December 31, 2006 totaled approximately $4,914,797 and $5,075,149, respectively.

Audit-Related Fees.    Fees for audit related services include due diligence services related to mergers and acquisitions and accounting consultations. The aggregate fees billed to us by Ernst & Young LLP for audit relating services for the years ended December 31, 2005 and December 31, 2006 totaled approximately $175,458 and $235,000, respectively. The fees for 2005 and 2006 were comprised of fees for due diligence services for corporate transactions the Company was pursuing.

Tax Fees.    Tax fees include corporate tax compliance, counsel and advisory services, and tax planning. The aggregate fees billed to us by Ernst & Young LLP for tax related services for the years ended December 31, 2005 and December 31, 2006 totaled approximately $907,123 and $772,987, respectively. The fees for 2005 and 2006 were comprised of fees for corporate tax compliance, counsel and advisory services and tax planning.

All Other Fees.    Fees billed to us by Ernst & Young LLP for all non-audit services rendered to us during the years ended December 31, 2005 and December 31, 2006 totaled approximately $10,320 and $15,476 respectively. The fees for 2005 and 2006 were comprised of fees for seminars and online research access.

The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence with respect to us and has determined that the provision of non-audit services is consistent with and compatible with Ernst & Young LLP maintaining its independence.

Pre-Approval Policy for Ernst & Young LLP Services

The policy of the Audit Committee is to pre-approve all audit and non-audit services of Ernst & Young LLP during the fiscal year. The Audit Committee pre-approves such services by authorizing specific projects and categories of services, subject to a specific budget for each category. The Audit Committee Chairman has the authority to address specific requests for pre-approval of services between Audit Committee meetings, and must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required

The required vote for the ratification of the independent registered public accounting firm is the affirmative vote by ordinary resolution of the holders of at least a majority of such shares as, being entitled to do so, vote in person or by proxy at the Annual General Meeting where a quorum is present in person or by proxy. The Company intends to conduct all voting at the Annual General Meeting by poll. Abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against ratification of the independent registered public accounting firm, and therefore will not have the effect of a vote against ratification of the independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us with respect to the fiscal year ended December 31, 2006, or written representations from certain reporting persons, during the year ended December 31, 2006, certain Section 16(a) filings were not filed on a timely basis. The following table sets forth the name of each delinquent filer, the number of late reports and the number of transactions not timely reported. The reports were not timely filed for a number of minor operational reasons such as: (i) delays in obtaining the necessary SEC codes for filers; and (ii) delays in obtaining the necessary transaction information from the filers or their brokers. However, all forms required to be filed have been filed as of the date hereof.

Name	Number of late reports	Number of transactions not timely reported
Michael Austin	1	1
Paul Goldean	1	2
David Howell	1	1
Thomas McAvity	1	2
Hugh McCormick	1	1
Hazel O’Leary	1	1
Oscar Scofield	1	1
Scott Willkomm	2	4

SHARED ADDRESS SHAREHOLDERS

With respect to eligible shareholders who share a single address, the Company is sending only one annual report to shareholders and proxy statement to that address unless the Company received instructions to the contrary from any shareholder at that address. This practice, known as ‘‘householding,’’ is designed to reduce the Company’s printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement in the future, he or she may contact Scottish Re Group Limited, P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attn: Secretary. Eligible shareholders of record receiving multiple copies of the Company’s annual report to shareholders or proxy statement can request householding by contacting the Company in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

The Company hereby undertakes to delivery promptly, upon written request, a copy of the annual report to shareholders, or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address set forth above.

By order of the Board of Directors,

Paul Goldean President and Chief Executive Officer

Hamilton, Bermuda
June 22, 2007

Scottish Re Group Limited
2007 Stock Option Plan

1.    Purpose.    The purpose of the 2007 Scottish Re Group Limited Stock Option Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of Scottish Re Group Limited.

2.    Definitions.    When used herein, the following terms shall have the following meanings.

‘‘Administrator’’ means the Committee.

‘‘Award’’ means a grant of Options under the Plan.

‘‘Award Agreement’’ shall have the meaning set forth in Section 6 of the Plan.

‘‘Board’’ means the Board of Directors of the Company.

‘‘Cause’’ shall mean (i) if the Board, in its sole discretion, has reason to believe that the Participant has committed a felony, (ii) acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates, (iii) conduct by the Participant in connection with his employment duties that is fraudulent, unlawful or negligent, (iv) misconduct by the Participant which seriously discredits or damages the Company, its subsidiaries or affiliates, or (v) material breach by the Participant of his terms of employment which breach, if curable, is not cured within ten (10) days of written notice thereof.

‘‘Cerberus’’ means Cerberus Capital Management, L.P. or any of its affiliates.

‘‘Change of Control’’ shall mean (1) any person, other than Cerberus or Mass Mutual Capital or their respective affiliates, becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then issued and outstanding equity securities of the Company or (2) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to another Person other than a transaction in which the survivor or transferee is a Person controlled, directly or indirectly, by Cerberus or Mass Mutual Capital or their affiliates.

‘‘Closing Date’’ means May 7, 2007.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

‘‘Committee’’ means the Compensation Committee of the Board consisting solely of two or more directors who are ‘‘non-employee directors’’ (within the meaning of Rule 16b-3 of the Act) and ‘‘outside directors’’ (within the meaning of Section 162(m) of the Code).

‘‘Company’’ means Scottish Re Group Limited, a Cayman Island company and any successor thereto.

‘‘Disability’’ means, with respect to a Participant, a determination by the Administrator that such Participant is unable to perform his or her job as a result of a physical or mental impairment sufficient to prevent the Participant from performing the essential functions of his position, even after a reasonable accommodation.

‘‘Effective Date’’ means the date set forth in Section 15 hereof.

‘‘Fair Market Value’’ means, on any day, with respect to Ordinary Shares which are (a) listed on a United States securities exchange, the closing price of such shares on such day on the largest United States securities exchange on which such shares shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the closing price on such system of such shares on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such shares as determined from time to time by the Administrator in good faith in its sole discretion.

‘‘Grant Date’’ means the date on which an Award under the Plan is granted to a Participant.

‘‘Mass Mutual Capital’’ means Mass Mutual Capital Partners LLC and any of its affiliates.

‘‘Option’’ means a right granted under the Plan to a Participant to purchase a stated number of Ordinary Shares.

‘‘Option Period’’ means the period within which an Option may be exercised pursuant to the Plan.

‘‘Ordinary Shares’’ means the Ordinary Shares, par value $.01 per share, of the Company.

‘‘Participant’’ means any employee, director or consultant of the Company or any of its subsidiaries who is selected to participate in the Plan in accordance with Section 4 hereof.

‘‘Person’’ means any individual, partnership, firm, trust, company, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Ordinary Shares of the Company, such partnership, limited partnership, syndicate or group shall be deemed a ‘‘Person.’’

‘‘Plan’’ means this 2007 Scottish Re Group Limited Stock Option Plan.

3.    Administration.    The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to:

(a)	select the Participants;

(b)	determine the number of Ordinary Shares covered by any Option granted to a Participant; provided, however, that no Option shall be granted after the expiration of the period of ten (10) years from the Effective Date; and

(c)	establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action, as it deems necessary or advisable for the administration of the Plan.

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

4.    Participation.    Participants in the Plan shall be limited to those employees, directors and consultants of the Company or any subsidiary thereof who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

5.    Shares Subject to the Plan.    Options may be granted by the Administrator to Participants from time to time. The shares issued upon the exercise of Options granted under the Plan may be authorized and unissued shares, or, if applicable, shares purchased on the open market by the Company (at such time or times and in such manner as it may determine). The Company shall be under no obligation to acquire Ordinary Shares for distribution to optionholders before payment in Ordinary Shares is due. If any Option granted under the Plan shall be canceled or shall expire without the shares covered by such Option being purchased by the applicable optionholder thereunder, new Options may thereafter be granted covering such shares.

The maximum aggregate number of shares available to be granted under the Plan is 18,000,000 Ordinary Shares and such shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in Section 6(i)).

6.    Terms and Conditions of Options.    Each Award granted under the Plan shall be evidenced by a written agreement, in a form approved by the Administrator (an ‘‘Award Agreement’’), which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate:

(a)	Option Period. Each Option agreement shall specify that the Option thereunder is granted for a period of ten (10) years, or such shorter period as the Administrator may determine, from the date of grant and shall provide that the Option shall expire on such ten (10) year anniversary, or shorter period, as the case may be (unless earlier exercised or terminated pursuant to its terms).

(b)	Option Price. The Option price per share shall be the Fair Market Value at the time the Option is granted (the ‘‘Option Price’’).

(c)	Vesting. Unless otherwise provided in an Award Agreement, fifty percent (50%) of an Award shall vest based on the Participant’s continued employment (the ‘‘Time-Based Options’’) and fifty percent (50%) of an Award shall vest based on the achievement of performance targets (the ‘‘Performance-Based Options’’), as more fully described below.

(i)	The Time-Based Options shall vest (x) twenty percent (20%) as of the Grant Date, and (y) an additional twenty percent (20%) shall on each anniversary of the Grant Date, subject to the Participant’s continued employment with the Company or its subsidiaries on each applicable anniversary date.

(ii)	The Performance-Based Options shall vest with respect to (x) ten percent (10%) following the close of each fiscal year following the Grant Date subject to the Company’s attainment of ‘‘Performance Target(s)’’ established by the Board with respect to each relevant fiscal year following the Closing Date, and (y) ten percent (10%) following the close of each fiscal year following the Grant Date subject to the Participant’s respective Division/Segment achieving specific ‘‘Division Performance Targets’’ established by the Board with respect to each relevant fiscal year, and, with respect to both (x) and (y), subject to the Participant’s continued employment with the Company or its subsidiaries on the close of each applicable fiscal year. The attainment of the Performance Target(s) and the Division Performance Targets shall be determined by the Board in its sole discretion. Although the Performance-Based Options may vest, the Performance-Based Options shall not become exercisable until the end of the fifth (5th) fiscal year following the Closing Date, subject to the Participant’s continued employment with the Company through such date. Notwithstanding the foregoing, if the Company achieves an A- rating or better from Standard & Poor’s or AM Best within eighteen (18) months following the Closing Date, all Performance-Based Options with respect to the 2007 and 2008 fiscal years shall vest and become exercisable.

(iii)	Notwithstanding the foregoing, upon a Change of Control, all Time-Based Options and Performance-Based Options, to the extent not previously canceled or forfeited, shall become 100% vested and exercisable.

(d)	Limitations on Granting of Options. Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Section 6(i) of this Plan, no individual Participant shall be granted Options to purchase more than 2,000,000 Ordinary Shares in any fiscal year.

(e)	Payment of Option Price Upon Exercise. The purchase price for Ordinary Shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise as designated by the Administrator, pursuant to one or more of the following methods: (i) in cash, or its equivalent (e.g., by check), (ii) in Ordinary Shares having a Fair Market Value equal to the aggregate Option Price for the Ordinary Shares being purchased and satisfying such other requirements as may be imposed by the Administrator; provided that such Ordinary Shares have been held by the Participant for no less than six (6) months(or such other period as established from time to time by the Administrator or generally accepted accounting principles); (iii) partly in cash and partly in such Ordinary Shares; (iv) if there is a public market for the Ordinary Shares at such time, subject to such rules as may be established by the Administrator, through delivery of irrevocable instructions to a broker to sell the Ordinary Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased or (v) such other method as approved by the Administrator.

(f)	Termination of Employment or Relationship.

(i)	In the event of a Participant’s termination of employment or relationship for Cause, all unexercised Options granted to a Participant (whether vested or unvested) will terminate as of the date of such termination of employment or relationship without payment of consideration.

(ii)	In the event of a Participant’s termination of employment or relationship (x) by the Company other than for Cause or (y) by the Participant resigns for any reason (other than on account of death or Disability), (1) except as otherwise provided herein and in Section 6(c)(iii), any unvested and unexercisable portion of the Participant’s Award shall terminate without payment of consideration and (2) any portion of the Participant’s Award that was vested and exercisable on the date of his or her termination of employment or relationship shall remain exercisable for a period of ninety (90) days after the date of termination, and any portion of such Option not exercised within such ninety (90) day period shall be forfeited; provided, however, that in no event may any Option be exercised after the expiration of the Option Period. Notwithstanding the foregoing, if the Participant’s employment is terminated by the Company without Cause , Performance-Based Options that have vested but have not become exercisable pursuant to Section 6(c)(ii), shall become exercisable within the period specified in this Section 6(f)(ii).

(iii)	In the event a Participant’s employment or relationship shall terminate on account of death or Disability, (1) any unvested portion of the Participant’s Award shall terminate and (2) the Participant (or his or her personal representative) may exercise all vested and exercisable Options within the earlier of (x) one year from the date of such death or Disability or (y) the expiration of the Option Period. Performance-Based Options that have vested but have not become exercisable pursuant to Section 6(c)(ii), shall become exercisable by the Participant (or his or her personal representative) within the period specified in this Section 6(f)(iii).

(g)	Transferability of Options. Except as otherwise provided by the Administrator in a Participant’s Award Agreement, no Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant an Option shall be exercisable only by such Participant. Any Option exercisable at the date of the Participant’s death and transferred by will or by the laws of descent and distribution shall be exercisable in accordance with the terms of such Option by the executor or administrator, as the case may be, of the Participant’s estate (each a ‘‘Designated Beneficiary’’) for a period provided in Section (g)(iii) above or such longer period as the Administrator may determine, and shall then terminate.

(h)	Investment Representation. Each Option agreement may contain an undertaking that, upon demand by the Administrator for such a representation, the Participant or his Designated Beneficiary, as the case may be, shall deliver to the Administrator at the time of any exercise of an Option a written representation that the Ordinary Shares to be acquired upon such exercise are to be acquired for such Participant’s or Designated Beneficiary’s own account and not with a view to, or for resale in connection with, any distribution. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or his Designated Beneficiary to purchase any shares.

(i)	Adjustments in Event of Change in Ordinary Shares. In the event of any change in the Ordinary Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Ordinary Shares, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to Option in outstanding Option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Without limiting the generality of the foregoing, if the Ordinary Shares are recapitalized into multiple classes of common stock or ordinary shares, the kind of shares subject to Option shall be those common shares intended for broad general ownership rather than any class of special super-voting or other control stock.

(j)	Optionholders to Have No Rights as Stockholders. No optionholder shall have any rights as a stockholder with respect to any shares subject to such optionholder’s Option prior to the date on which such optionholder is recorded as the holder of such shares on the records of the Company.

(k)	Plan and Option Not to Confer Rights with Respect to Continuance of Employment or Relationship. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with the Company or a subsidiary thereof, nor shall it give any employee the right to be retained in the employ of the Company, or interfere in any way with the right of the Company to terminate any Participant’s employment or relationship, as the case may be, at any time with or without Cause.

(l)	Other Option Provisions. The form of option agreement authorized by the Plan may contain such other provisions, consistent with this Plan, as the Administrator may, from time to time, determine.

7.    Listing and Qualification of Shares.    The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of shares upon any exercise of an Option until completion of any stock exchange listing, or other qualification of such shares under any state or Federal law, rule or regulation as the Company may consider appropriate, and may require any optionholder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. Certificates representing Ordinary Shares acquired by the exercise of an Option may bear such legend as the Company may consider appropriate under the circumstances.

8.    Change of Control.    In the event of a Change of Control after the Effective Date, the Administrator may, in its sole discretion, provide for (i) the termination of an Award upon the consummation of the Change of Control, but only if the Participant has been permitted to exercise the Award in full for a period of not less than ten (10) days prior to the Change of Control, (ii) acceleration of all or any portion of an Award, (iii) the payment of any amount (in cash or, in the discretion of the Administrator, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) in exchange for the cancellation of such Award which, may equal the excess, if any, of the Fair Market Value of the Ordinary Shares subject to such Options over the aggregate exercise price of such Options, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

9.    Taxes.    The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan including, but not limited to (a) reducing the number of shares of Ordinary Shares otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of the minimum statutory withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Ordinary Shares.

10.    No Liability of Administrator.    No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board arising out of any act or omission to act in connection with the Plan unless such act arises out of the member’s own fraud or bad faith.

11.    Amendment or Termination.

(a)	The Committee may amend any Award Agreement or otherwise take action that would affect an Award; provided that no such amendment or action may adversely affect the terms of any outstanding Award without the consent of the Participant.

(b)	The Plan may be amended from time to time by the Administrator; provided, however, that, shareholder approval shall be required for any amendment that would (i) increase the number of Ordinary Shares available for issuance under the Plan or the individual limits, (ii) lower the minimum option price at which an Option may be granted, (iii) extend the maximum term for Options granted under the Plan, (iv) reprice any outstanding Option (or cancel and regrant a new option with a lower option price); or (v) require stockholder approval under any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Ordinary Shares of the Company are listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Ordinary Shares of the Company or the Plan. In the event any such laws, rules or regulations are amended or supplemented to permit the Company to remove or lessen any restrictions on or with respect to Awards, the Administrator reserves the right to amend the Plan to the extent of any such amendment or supplement, and all Awards then outstanding shall be subject to such amendment.

(c)	The Plan may be terminated at any time by action of the Administrator; provided, that the termination of the Plan may not adversely affect any right with respect to an Award granted to a Participant under the Plan without such Participant’s written consent.

12.    Captions.    The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

13.    Governing Law.    The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

14.    Severability.    In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.    Effective Date.    The Plan shall become effective as of June     , 2007, subject to approval of the Plan by the Company’s shareholders.

Scottish Re Group Limited

000004

C123456789

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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A ELECTION OF FOUR CLASS I DIRECTORS, FOUR CLASS II DIRECTORS AND THREE CLASS III DIRECTORS.

1. ELECTION OF FOUR CLASS I DIRECTORS to serve until Scottish Re Group Limited's 2008 Annual General Meeting of Shareholders, FOUR CLASS II DIRECTORS to serve until Scottish Re Group Limited's 2009 Annual General Meeting of Shareholders and THREE CLASS III DIRECTORS to serve until Scottish Re Group Limited's 2010 Annual General Meeting of Shareholders. The nominees are Jonathan Bloomer (Class I), Thomas Finke (Class I), Robert Joyal (Class I), Jeffrey Hughes (Class I), Christopher Brody (Class II), James Chapman (Class II), Paul Goldean (Class II), Larry Port (Class II), James Butler (Class I), Michael Rollings (Class I) and Lenard Tessler (Class I). The Board of Directors recommends a vote FOR the listed nominees.

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	For	Withhold		For	Withhold		For	Withhold
01 - Jonathan Bloomer	☐	☐	02 - Thomas Finke	☐	☐	03 - Robert Joyal	☐	☐
04 - Jeffrey Hughes	☐	☐	05 - Christopher Brody	☐	☐	06 - James Chapman	☐	☐
07 - Paul Goldean	☐	☐	08 - Larry Port	☐	☐	09 - James Butler	☐	☐
10 - Michael Rollings	☐	☐	11 - Lenard Tessler	☐	☐			

B PROPOSALS — THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

	For	Against	Abstain		For	Against	Abstain
2. Approval of the 2007 Stock Option Plan.	☐	☐	☐	3. Ratification of Ernst & Young LLP as independent registered public accounting firm.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT
1UPX 0142761

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

<STOCK#> 00R4HB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Re Group Limited (the "Company") relating to the 2007 Annual General Meeting of Shareholders (the "Annual General Meeting") and hereby constitute(s) and appoint(s) Paul Goldean and Charles Anderson, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all ordinary shares of the Company held or owned by the undersigned, or standing in the name of the undersigned, at the Annual General Meeting to be held on Wednesday, July 18, 2007, commencing at 11:00 a.m. Bermuda time, at the offices of the Company at Crown House, Second Floor, Par-la-Ville, Hamilton Hm 08, Bermuda, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual General Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual General Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

This proxy is being solicited on behalf of the Board of Directors of Scottish Re Group Limited. Unless otherwise specified below or on the reverse side, this proxy will be voted **"FOR"** the nominees to the Board of Directors listed on the reverse side, **"FOR"** approval of the 2007 Stock Option Plan and **"FOR"** the ratification of Ernst & Young LLP as Scottish Re Group Limited's independent registered public accounting firm. Discretionary authority is hereby conferred as to all other matters that may come before the Annual General Meeting.

Regardless of whether you plan to attend the Annual General Meeting, you can be sure your shares are represented at the Annual General Meeting by promptly returning your proxy in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Please date and sign on reverse side and return in the enclosed postage-paid envelope.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted **"FOR"** the election of the Director nominees in Proposal 1, **"FOR"** the approval of the 2007 Stock Option Plan in Proposal 2 and **"FOR"** the Ratification of Ernst & Young LLP as independent registered public accounting firm in Proposal 3.

IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU <u>MUST</u> COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

Scottish Re Group Limited

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A ELECTION OF FOUR CLASS I DIRECTORS, FOUR CLASS II DIRECTORS AND THREE CLASS III DIRECTORS.

1. ELECTION OF FOUR CLASS I DIRECTORS to serve until Scottish Re Group Limited's 2008 Annual General Meeting of Shareholders, FOUR CLASS II DIRECTORS to serve until Scottish Re Group Limited's 2009 Annual General Meeting of Shareholders and THREE CLASS III DIRECTORS to serve until Scottish Re Group Limited's 2010 Annual General Meeting of Shareholders. The nominees are Jonathan Bloomer (Class I), Thomas Finke (Class I), Robert Joyal (Class I), Jeffrey Hughes (Class I), Christopher Brody (Class II), James Chapman (Class II), Paul Goldean (Class II), Larry Port (Class II), James Butler (Class I), Michael Rollings (Class I) and Lenard Tessler (Class I). The Board of Directors recommends a vote FOR the listed nominees.

+

	For	Withhold		For	Withhold		For	Withhold
01 - Jonathan Bloomer	☐	☐	02 - Thomas Finke	☐	☐	03 - Robert Joyal	☐	☐
04 - Jeffrey Hughes	☐	☐	05 - Christopher Brody	☐	☐	06 - James Chapman	☐	☐
07 - Paul Goldean	☐	☐	08 - Larry Port	☐	☐	09 - James Butler	☐	☐
10 - Michael Rollings	☐	☐	11 - Lenard Tessler	☐	☐			

B PROPOSALS — THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

	For	Against	Abstain		For	Against	Abstain
2. Approval of the 2007 Stock Option Plan.	☐	☐	☐	3. Ratification of Ernst & Young LLP as independent registered public accounting firm.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X 0 1 4 2 7 6 2 +

<STOCK#> 00R4IB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Re Group Limited (the "Company") relating to the 2007 Annual General Meeting of Shareholders (the "Annual General Meeting") and hereby constitute(s) and appoint(s) Paul Goldean and Charles Anderson, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all ordinary shares of the Company held or owned by the undersigned, or standing in the name of the undersigned, at the Annual General Meeting to be held on Wednesday, July 18, 2007, commencing at 11:00 a.m. Bermuda time, at the offices of the Company at Crown House, Second Floor, Par-la-Ville, Hamilton Hm 08, Bermuda, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual General Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual General Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

This proxy is being solicited on behalf of the Board of Directors of Scottish Re Group Limited. Unless otherwise specified below or on the reverse side, this proxy will be voted **"FOR"** the nominees to the Board of Directors listed on the reverse side, **"FOR"** approval of the 2007 Stock Option Plan and **"FOR"** the ratification of Ernst & Young LLP as Scottish Re Group Limited's independent registered public accounting firm. Discretionary authority is hereby conferred as to all other matters that may come before the Annual General Meeting.

Regardless of whether you plan to attend the Annual General Meeting, you can be sure your shares are represented at the Annual General Meeting by promptly returning your proxy in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Please date and sign on reverse side and return in the enclosed postage-paid envelope.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted **"FOR"** the election of the Director nominees in Proposal 1, **"FOR"** the approval of the 2007 Stock Option Plan in Proposal 2 and **"FOR"** the Ratification of Ernst & Young LLP as independent registered public accounting firm in Proposal 3.

IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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